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Exhibit 22.1

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Thursday, May 1, 2008
Time:	10:00 a.m. (Toronto time)
Place:	Roy Thomson Hall 60 Simcoe Street Toronto, Ontario Canada

The Annual Meeting is being held to:

  1.
  receive Magna's Consolidated Financial Statements and the independent Auditor's Report thereon for the fiscal year ended December 31, 2007;

  2.
  elect directors;

  3.
  reappoint the independent Auditor, based on the recommendation of the Audit Committee of the Board of Directors, and authorize the Audit Committee to fix the independent Auditor's remuneration; and

  4.
  transact any other business or matters that may properly come before the Annual Meeting.

As a holder of record of Magna Class A Subordinate Voting Shares or Class B Shares at the close of business on March 20, 2008, you are entitled to receive notice of and vote at the Annual Meeting.

If you are unable to attend the Annual Meeting and want to ensure that your shares are voted, please complete, sign, date and return your proxy so that it reaches Computershare Trust Company of Canada, 9th Floor, 100 University Avenue, Toronto, Ontario, Canada M5J 2Y1, Attention: Proxy Department, not later than 5:00 p.m. on April 29, 2008, or, if the Annual Meeting is adjourned or postponed, not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to any adjournment or postponement of the Annual Meeting. For further information, please refer to the section of the accompanying Management Information Circular/Proxy Statement titled "How to Vote Your Shares."

A simultaneous webcast of the Annual Meeting will also be available through Magna's website at www.magna.com.

Accompanying this Notice of Annual Meeting is Magna's Management Information Circular/Proxy Statement, which contains more information on the matters to be addressed at the Annual Meeting.

By order of the Board of Directors.

March 26, 2008 Aurora, Ontario	BASSEM A. SHAKEEL Secretary

        In this document, referred to as the "Circular", the terms "you" and "your" refer to the shareholder, while "Magna" refers to Magna International Inc. and, where applicable, its subsidiaries. The information in this Circular is current as of March 20, 2008 and all amounts referred to in this Circular are presented in United States dollars, in each case, unless otherwise stated. In this Circular, a reference to "fiscal year" is a reference to the fiscal or financial year from January 1 to December 31 of the year stated.

MANAGEMENT INFORMATION CIRCULAR/PROXY STATEMENT

         This Circular is being provided to you in connection with the Annual Meeting of Magna's shareholders (the "Annual Meeting"), which is being held on Thursday, May 1, 2008 commencing at 10:00 a.m. (Toronto time) at Roy Thomson Hall, 60 Simcoe Street, Toronto, Ontario, Canada.

SHARES, VOTES AND PRINCIPAL SHAREHOLDERS

Record Date

        March 20, 2008 is the record date for the Annual Meeting (the "Record Date").

        Only shareholders of record as of the close of business on the Record Date are entitled to receive notice of and to attend and vote at the Annual Meeting.

Issued and Outstanding Shares

        As of the Record Date, the only Magna shares which were issued and outstanding were 114,697,114 Class A Subordinate Voting Shares and 726,829 Class B Shares.

Votes

        Each Magna Class A Subordinate Voting Share is entitled to one (1) vote per share and each Magna Class B Share is entitled to 300 votes per share. As a result, the votes represented by the outstanding Magna Class A Subordinate Voting Shares is approximately 34.5% of the total votes represented by all of Magna's outstanding shares.

Principal Shareholders

        To Magna's knowledge, the only shareholder which beneficially owns or exercises control or direction, directly or indirectly, over 10% or more of Magna's Class A Subordinate Voting Shares or Class B Shares outstanding as at the Record Date is:

	Class of Shares	No. of Shares	Direct/Indirect	% of Class

M Unicar Inc. ("M Unicar")(1)(2)	Class A Sub. Vtg. Class B	20,605,000 726,829	Indirect Indirect	18.0% 100%

Notes:

(1)
M Unicar is a holding company which was incorporated to fulfill the obligations and exercise the rights deriving from certain agreements relating to the plan of arrangement (the "Arrangement") involving Magna and OJSC Russian Machines ("RM"), which was completed on September 20, 2007, following approval at the special meeting of Magna shareholders on August 28, 2007, as well as approval by an Ontario court.

(2)
Approximately 53% of the voting rights attaching to M Unicar's shares are indirectly held by the Stronach Trust, a trust existing under the laws of Ontario, which serves as an estate planning vehicle for the Stronach family. Mr. Frank Stronach and Ms. Belinda Stronach, our Chairman and Executive Vice-Chairman, respectively, and two other members of the Stronach family are trustees and members of the class of potential beneficiaries of the Stronach Trust. Approximately 35% of the voting rights attaching to M Unicar's shares are indirectly held by RM, an indirect subsidiary of Basic Element Limited ("Basic Element"), which is indirectly controlled by Oleg Deripaska. The remaining approximately 12% of the voting rights attaching to M Unicar's shares are held by MPMAG Holdings Inc., which is indirectly controlled by five of Magna's executive officers: Donald Walker, Siegfried Wolf, Vincent Galifi, Peter Koob and Jeffrey Palmer (collectively, the "Principals").

        Magna has been advised that M Unicar intends to vote or cause its Class A Subordinate Voting Shares and Class B Shares to be voted at the Annual Meeting:

  •
  FOR    the election to the Magna Board of Directors of the nominees named in this Circular; and

  •
  FOR    the re-appointment of Ernst & Young LLP as Magna's independent Auditor and the authorization of the Audit Committee to fix the independent Auditor's remuneration.

HOW TO VOTE YOUR SHARES

        Your vote is important. Please read the information below, then vote your shares, either by proxy or in person at the Annual Meeting.

        How you vote your shares depends on whether you are a registered shareholder or a non-registered shareholder. In either case, there are two ways you can vote at the Annual Meeting — by appointing a proxyholder or by attending in person, although the specifics may differ slightly.

        Registered Shareholder:    You are a registered shareholder if you hold one or more share certificates which indicate your name and the number of Magna Class A Subordinate Voting Shares or Class B Shares which you own. As a registered shareholder, you will receive a form of proxy from Computershare Trust Company of Canada ("Computershare") representing the shares you hold. If you are a registered shareholder, refer to "How to Vote — Registered Shareholders" below.

        Non-Registered Shareholder:    You are a non-registered shareholder if a securities dealer, broker, bank, trust company or other nominee holds your shares for you, or for someone else on your behalf. As a non-registered shareholder, you will most likely receive a Voting Instruction Form from either Computershare or Broadridge, although in some cases you may receive a form of proxy from the securities dealer, broker, bank or trust company or other nominee holding your shares. If you are a non-registered shareholder, refer to "How to Vote — Non-Registered Shareholders" below.

        Management is soliciting your proxy in connection with the matters to be addressed at the Annual Meeting.    Magna will bear all costs incurred in connection with its solicitation of proxies, including the cost of preparing and mailing this Circular and accompanying materials. Proxies will be solicited primarily by mail, although Magna's officers and employees may (for no additional compensation) also directly solicit proxies by phone, fax or other electronic methods. Banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward proxy solicitation material to the persons on whose behalf they hold Magna shares and to obtain authorizations for the execution of proxies. These institutions will be reimbursed for their reasonable expenses in doing so.

How to Vote — Registered Shareholders

        If you are a registered shareholder, you may either vote by proxy or in person at the Annual Meeting.

Appointment of Proxyholder

        If you choose to vote by proxy, you are giving the person (referred to as a "proxyholder") or people named on your form of proxy the authority to vote your shares on your behalf at the Annual Meeting (including any adjournments or postponements). You may indicate on the form of the proxy how you want your proxyholder to vote your shares, or you can let your proxyholder make that decision for you. If you do not specify on the form of proxy how you want your shares to be voted, your proxyholder will have the discretion to vote your shares as the proxyholder sees fit.

        If you have not appointed a proxyholder in place of the Magna officers whose names are pre-printed on the form of proxy and have not specified how you want your shares to be voted, your shares will be voted:

  •
  FOR    the election to the Magna Board of Directors of the nominees named in this Circular; and

  •
  FOR    the re-appointment of Ernst & Young LLP as Magna's independent Auditor and the authorization of the Audit Committee to fix the independent Auditor's remuneration.

        The form of proxy accompanying this Circular gives the proxyholder discretion with respect to any amendments or changes to matters described in the Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting (including any adjournment or postponement of the Annual Meeting). As of the date of this Circular, Magna is not aware of any amendments, changes or other matters to be addressed at the Annual Meeting.

Submitting Votes by Proxy

        There are four different ways you can submit your vote by proxy — by telephone, internet, mail or fax, in accordance with the instructions on the form of proxy.

        If you are voting by telephone or internet, you will require the Control Number, Holder Account Number and Access Number which have been pre-printed on your form of proxy.

        The people whose names have been pre-printed on your proxy form are all officers of Magna and they will vote your shares unless you appoint someone else to be your proxyholder. You have the right to appoint someone else (who need not be a shareholder) as your proxyholder, however, if you do, that person must vote your shares in person on your behalf at the Annual Meeting. To appoint someone other than Magna's officers as your proxyholder, insert the person's name in the blank space provided on the form of proxy, or alternatively, complete, sign and submit another proper form of proxy naming that person as your proxyholder.

        A proxy submitted by mail or fax must be in writing, dated the date on which you signed it and be signed by you (or your authorized attorney). If such a proxy is being submitted on behalf of a corporate shareholder, the proxy must be signed by an authorized officer or attorney of that corporation. If a proxy is not dated, it will be deemed to bear the date on which it was sent to you.

        If you are voting your shares by proxy, you must ensure that your completed and signed proxy form or your phone or internet vote is received by Computershare not later than 5:00 p.m. (Toronto time) on April 29, 2008. If the Annual Meeting is adjourned or postponed, you must ensure that your completed and signed proxy form or your phone or internet vote is received by Computershare not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to any adjournment or postponement of the Annual Meeting.

Voting In Person

        If you attend in person, you do not need to complete or return your form of proxy. When you arrive at the Annual Meeting, a representative of Computershare will register your attendance before you enter the meeting.

        If you vote in person at the Annual Meeting and had previously completed and returned your form of proxy, your proxy will be automatically revoked and any votes you cast on a poll at the Annual Meeting will count.

Revoking a Vote Made by Proxy

        You have the right to revoke a proxy with respect to any matter on which a vote has not already been cast. In order to do so, you must take ONE of the following actions:

  •
  Vote again by telephone or internet not later than 5:00 p.m. (Toronto time) on April 29, 2008 (or not later than 48 hours prior to any adjournment or postponement of the Annual Meeting);

  •
  Deliver another completed and signed form of proxy, dated later than the first form of proxy, by mail or fax such that it is received by Computershare not later than 5:00 p.m. (Toronto time) on April 29, 2008 (or not later than 48 hours prior to any adjournment or postponement of the Annual Meeting);

  •
  Deliver to Magna at the following address a written notice revoking the proxy, provided it is received not later than 5:00 p.m. on April 30, 2008 (or the last business day prior to any adjournment or postponement of the Annual Meeting):

    Magna International Inc.
    337 Magna Drive
    Aurora, Ontario
    Canada L4G 7K1
    Attention: Secretary of the Corporation

  •
  Deliver a signed written notice revoking the proxy to the scrutineers of the Annual Meeting, to the attention of the Chairman of the Annual Meeting at or prior to the commencement of the Annual Meeting (including in the case of any adjournment or postponement of the Annual Meeting).

How to Vote — Non-Registered Shareholders

        These securityholder materials are being sent to both registered and non-registered owners of the securities. If you are a non-registered owner and the issuer or its agent has sent these materials directly to you, your name, address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf. By choosing to send these materials directly to you, the issuer (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

Submitting Voting Instructions

        If you are a non-registered shareholder and have received a Voting Instruction Form from Computershare, you must complete and submit your vote by phone, internet, mail or fax, in accordance with the instructions on the Voting Instruction Form. On receipt of a properly completed and submitted form, a legal form of proxy will be submitted on your behalf.

        You must ensure that your completed, signed and dated Voting Instruction Form or your phone or internet vote is received by Computershare not later than 5:00 p.m. (Toronto time) on April 29, 2008. If the Annual Meeting is adjourned or postponed, you must ensure that your completed, signed and dated Voting Instruction Form or your phone or internet vote is received by Computershare not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to any adjournment or postponement of the Annual Meeting. If a Voting Instruction Form submitted by mail is not dated, it will be deemed to bear the date on which it was sent to you.

        If you are a non-registered shareholder and have received a Voting Instruction Form from Broadridge, please complete it and submit your vote by proxy in accordance with the instructions provided to you on the form by Broadridge.

        In some cases, you may have received a form of proxy instead of a Voting Instruction Form, even though you are a non-registered shareholder. Such a form of proxy will likely be stamped by the securities dealer, broker, bank, trust company or other nominee holding your shares and be restricted as to the number of shares to which it relates. In this case, you must complete the form of proxy and submit it to Computershare as described above under the section titled "How to Vote — Registered Shareholders — Submitting Votes By Proxy".

Voting in Person

        If you have received a Voting Instruction Form from Computershare and wish to attend the Annual Meeting in person or have someone else attend on your behalf, you must complete, sign and return the Voting Instruction Form to Computershare in accordance with the instructions in the form. Computershare will send you a form of proxy giving you the right to attend the Annual Meeting.

        If you have received a Voting Instruction Form from Broadridge and wish to attend the Annual Meeting in person or have someone else attend on your behalf, you must complete, sign and return the Voting Instruction Form to Broadridge in accordance with the instructions in the form. Broadridge will send you a form of proxy giving you the right to attend the Annual Meeting.

        If you have received a form of proxy and wish to attend the Annual Meeting in person or have someone else attend on your behalf, you must insert your name, or the name of the person you wish to attend on your behalf, in the blank space provided on the form of proxy. When you arrive at the Annual Meeting, a representative of Computershare will register your attendance before you enter the meeting.

Revoking a Voting Instruction Form or Proxy

        If you wish to revoke a Voting Instruction Form or form of proxy with respect to any matter on which a vote has not already been cast, you must contact Computershare (for Voting Instruction Forms sent to you by Computershare), Broadridge (for Voting Instruction Forms sent to you by Broadridge) or your securities dealer, broker, bank, trust company or other nominee or intermediary (for a form of proxy sent to you by such intermediary) and comply with any applicable requirements relating to the revocation of votes made by Voting Instruction Form or proxy.

BUSINESS OF THE ANNUAL MEETING

Financial Statements

        Management, on behalf of Magna's Board of Directors (the "Board"), will submit to Magna shareholders at the Annual Meeting its Consolidated Financial Statements for the fiscal year ended December 31, 2007, together with the independent Auditor's report on such financial statements. No shareholder vote is required in connection with Magna's financial statements or the independent Auditor's report on the financial statements.

Board of Directors

  Number of Directors to be Elected and Term of Office

        Magna's articles of arrangement (referred to as Magna's "Articles") provide that the Board will consist of between five (5) and fifteen (15) directors. While shareholder approval would be required to fix the number of directors outside this range, the Board is authorized to fix the number of directors within this range and has previously fixed the number of directors at thirteen (13). Accordingly, the number of directors to be elected at the Annual Meeting is thirteen (13).

        Each director is elected annually, with that director's term expiring at the next Annual Meeting following the election of the director. A vacancy on the Board which occurs between annual meetings may be filled by the Board appointing a director to serve until the next Annual Meeting. All of the nominees for election at the Annual Meeting are current directors of Magna who were elected at Magna's annual meeting of shareholders held on May 10, 2007, other than Lady Judge, Ms. Stronach and Messrs. Wilkins and Wolfensohn, all of whom were appointed in conjunction with the completion of the Arrangement involving Magna and RM.

  Independence

        The thirteen (13) nominees standing for election as directors of Magna at the Annual Meeting are set forth below. Nine (9) of the nominees (69%) are independent directors, while the remaining four (4) nominees (31%) consist of members of Management. Refer to "Appendix A — Statement of Corporate Governance Practices — Board Composition" for a discussion of the factors considered in determining independence of the nominees listed below. The Stronach Trust and RM (each through a nominee) are party to an Investors Agreement dated September 20, 2007, pursuant to which they agreed to cause the Magna Class A Subordinate Voting Shares and Class B Shares controlled by M Unicar to be voted in a manner that ensures that six (6) nominees of each party, together with Messrs. Donald Walker and Siegfried Wolf, are elected as directors of Magna. In lieu of strict enforcement of such provision of the Investors Agreement, the parties to it have agreed to vote the Magna shares controlled by M Unicar to ensure that the thirteen proposed nominees listed below are elected as directors of Magna.

  Proposed Nominees

        The following table(1) sets forth information with respect to each of the Management nominees for director, including a brief biography, areas of expertise, date first elected or appointed as a director of Magna, Board and Committee attendance, the number of Magna securities owned or controlled or directed, directly or indirectly, by each nominee and the total value of such securities(2) as at the Record Date, as well as other public company boards on which the nominee currently serves or has recently served. None of these nominees serve together on the boards of other public companies.

        Unless a shareholder instructs otherwise, the Magna officers whose names have been pre-printed on the form of proxy intend to vote FOR the nominees listed below. If for any reason a nominee becomes unable to stand for election as a director of Magna, or if Management proposes any additional nominees for election as directors, the Magna officers whose names have been pre-printed on the form of proxy intend to vote for any substitute or additional nominee proposed by Management.

Michael D. Harris, 63 Ontario, Canada	Mr. Harris is a Consultant and Senior Business Advisor at Goodmans LLP, a law firm. Mr. Harris served as a member of provincial parliament in Ontario, Canada (1981 to 2002), including as the Premier (1995 to 2002), as well as Minister of Natural Resources and Minister of Energy (1985). In addition to serving on Magna's Board, Mr. Harris serves on the public company boards listed below, as well as the board of Grant Forest Products, Inc., Tim Horton Children's Foundation and Mount Royal College Foundation. Mr. Harris is a Senior Fellow of the Fraser Institute.

Director Since	Board & Committees		Attendance	Securities Owned, Controlled or Directed
January 7, 2003	Board	10 of 10	100%	DSUs	17,378
	CGCC (Chair)	17 of 17	100%	Director Stock Options	10,000
Lead Director Since May 10, 2007	Special (Chair)	16 of 16	100%	Total Value of Securities	$1,237,140
Independent Director	Other Public Company Boards/Committees			Areas of Expertise
Yes	ENMAX Corporation		Since 2006	• Governance
	FirstService Corporation		Since 2006	• Public Policy
	Canaccord Capital Inc.		Since 2004
	EnGlobe Corporation		Since 2004
	Chartwell Seniors Housing REIT		Since 2003

Lady Barbara Judge, 61 London, England	Lady Judge has served as Chairman of the Board of the United Kingdom Atomic Energy Authority (since 2004), prior to which she was a Board member (since 2002). In addition, Lady Judge is currently the Chairman of the School of Oriental and African Studies at the University of London, Co-Chairman of the UK/US Task Force on Corporate Governance, a Public Member of the International Ethics Standards Board for Accountants, a Member of the Ditchley Foundation, as well as a Member of the Trilateral Commission. Lady Judge previously served as Deputy Chairman of the UK Financial Reporting Council and as a Commissioner of the U.S. Securities Exchange Commission.

Director Since	Board & Committees		Attendance	Securities Owned, Controlled or Directed
September 20, 2007	Board	3 of 3	100%	DSUs	918
				Director Stock Options	5,000

				Total Value of Securities	$65,350

Independent Director	Other Public Company Boards/Committees			Areas of Expertise
Yes	Friends Provident plc		Since 2001	• Energy
	Quintain Estates and Development plc		Since 2000	• Finance
				• Governance
				• Management
				• Public Policy

Louis E. Lataif, 69 Massachusetts, U.S.A.	Mr. Lataif has served as the Dean of the School of Management of Boston University (since 1991), prior to which he served in various capacities with Ford Motor Company for 27 years, including President of Ford of Europe (1988 to 1991) and Vice President of North American Sales Operations (1985 to 1988). In addition to the public company boards listed below, Mr. Lataif serves on the board of Interaudi Bank and The Iacocca Foundation.

Director Since	Board & Committees		Attendance	Securities Owned, Controlled or Directed
May 10, 2007	Board	4 of 5	80%	DSUs	621
	Audit	3 of 3	100%	Director Stock Options	5,000

				Total Value of Securities	$44,210

Independent Director	Other Public Company Boards/Committees			Areas of Expertise
Yes	Abiomed, Inc.		Since 2005	• Automotive
	Group 1 Automotive Inc.		Since 2002	• Finance
	Magna Entertainment Corp.		2002-2007	• Management
	Intier Automotive Inc.		2001-2005

Klaus Mangold, 64 Baden-Württemburg, Germany	Mr. Mangold is a Consultant and Executive Advisor to the Chairman of Daimler AG for Central and Eastern Europe and Central Asia. In addition to serving on Magna's Board, Mr. Mangold serves on the Supervisory Board of Rothschild Europe and the public company boards listed below. Mr. Mangold is a former member of the Board of Management of DaimlerChrysler AG and former Chairman of the Board of DaimlerChrysler Services AG.

Director Since	Board & Committees		Attendance	Securities Owned, Controlled or Directed
February 26, 2004	Board	9 of 10	90%	DSUs	3,253
	CGCC	15 of 17	88%	Director Stock Options	5,000
	Nominating	2 of 2	100%
	Special	15 of 16	94%
				Total Value of Securities	$231,580

Independent Director	Other Public Company Boards/Committees			Areas of Expertise
Yes	Alstom		Since 2007	• Automotive
	Metro AG		Since 2003	• Management
	The Chubb Corporation		Since 2001
	Jenoptik AG		Since 1992

Donald Resnick, 80 Ontario, Canada
	Mr. Resnick serves principally as a corporate director. In addition to serving on Magna's Board, Mr. Resnick previously served on the public company boards listed below. Mr. Resnick was formerly a partner of Deloitte & Touche.

Director Since	Board & Committees		Attendance	Securities Owned, Controlled or Directed
February 25, 1982	Board	10 of 10	100%	Class A Subordinate Voting	1,902
	Audit (Chair)	6 of 6	100%	DSUs	2,269
	CGCC	12 of 12	100%	Director Stock Options	10,000
	HSEC (Chair)	4 of 4	100%
	Special	16 of 16	100%
				Total Value of Securities	$330,385

Independent Director	Other Public Company Boards/Committees(3)			Areas of Expertise
Yes	Consolidated Mercantile Inc.		2005-2006	• Accounting
	Genterra Inc.		2005-2006

Belinda Stronach, 41 Ontario, Canada	Ms. Stronach is currently Executive Vice-Chairman of Magna and previously served as Chief Executive Officer of Magna (2001 to 2004) and President (2002 to 2004). Prior to 2001, she held various other senior management positions at Magna and served on the Board (1988 to 2004). Ms. Stronach serves as a Member of Canada's House of Commons (since 2004) and previously served as Minister of Human Resources and Skills Development, Minister Responsible for Democratic Renewal and Minister Responsible for Service Canada (2005). A founding member of the Canadian Automotive Partnership Council, Ms. Stronach has also served on the Ontario Task Force on Productivity, Competitiveness and Economic Progress, and is a director of the Yves Landry Foundation, established to advance technological education and skills training for the manufacturing industry.

Director Since	Board & Committees		Attendance	Securities Owned, Controlled or Directed(4)
September 20, 2007	Board	3 of 3	100%	RSUs	16,181
				Stock Options	341,000

				Total Value of Securities	$1,530,045

Independent Director	Other Public Company Boards/Committees			Areas of Expertise
No	None			• Automotive
				• Management
				• Public Policy

Frank Stronach, 75 Lower Austria, Austria	Mr. Stronach is the founder of Magna and serves as the Chairman of the Board. Mr. Stronach is Partner, Stronach & Co., through which he provides certain consulting and business development services to Magna. Refer to the section of the Circular titled "Interests of Management and Other Insiders in Certain Transactions". In addition to serving on Magna's Board, Mr. Stronach serves on the public company boards listed below.

Director Since	Board & Committees		Attendance	Securities Owned, Controlled or Directed
December 10, 1968	Board	9 of 10	90%	Class A Subordinate Voting	20,605,000(4)(5)
	Nominating (Chair)	2 of 2	100%	Class B	726,829

				Total Value of Securities	$51,742,960(6)

Independent Director	Other Public Company Boards/Committees			Areas of Expertise
No	MI Developments Inc.		Since 2003	• Automotive
	Magna Entertainment Corp.		Since 2001	• Management

Franz Vranitzky, 70 Vienna, Austria	Mr. Vranitzky is a corporate director. In addition to serving on Magna's Board, Mr. Vranitzky serves as a Director of Touristik Union International and Magic Life International, where he serves as Chairman. Mr. Vranitzky is a former Federal Chancellor of the Republic of Austria (1986 to 1997) and Minister of Finance (1984 to 1986), as well as a former Chairman of the Board of Österreichische Länderbank AG and Deputy Chairman of the Board, Creditanstalt-Bankverein Bank.

Director Since	Board & Committees		Attendance	Securities Owned, Controlled or Directed
June 11, 1997	Board	10 of 10	100%	Class A Subordinate Voting	1,417
	Special	12 of 16	75%	DSUs	1,947
				Stock Options	10,000

				Total Value of Securities	$272,935

Independent Director	Other Public Company Boards/Committees			Areas of Expertise
Yes	None			• Finance
				• Governance
				• Public Policy

Donald J. Walker, 51 Ontario, Canada	Mr. Walker serves as the Co-Chief Executive Officer of Magna. He was formerly the President, Chief Executive Officer and a director of Intier Automotive Inc., one of Magna's former "spinco" public subsidiaries, and previously served on Magna's Board (1994 to 2002). Mr. Walker is a founding member of the Yves Landry Foundation and is the Co-Chair of the Canadian Automotive Partnership Council.

Director Since	Board & Committees		Attendance	Securities Owned, Controlled or Directed
November 7, 2005	Board	9 of 10	90%	Class A Subordinate Voting	11,500
				RSUs	45,088
				Stock Options	542,953

				Total Value of Securities	$30,465,135(7)

Independent Director	Other Public Company Boards/Committees			Areas of Expertise
No	Intier Automotive Inc.		2001-2005	• Automotive
				• Management

Gregory C. Wilkins, 52 Ontario, Canada	Mr. Wilkins is President and Chief Executive Officer of Barrick Gold Corporation (since 2003). He previously served as Vice Chairman of TrizecHahn Corporation (2001 to 2003), prior to which he served as its President and Chief Operating Officer (since 1996). Mr. Wilkins served in various other capacities with TrizecHahn Corporation and Barrick, including Chief Financial Officer (since 1981). In addition to the public company boards listed below, Mr. Wilkins serves as a director of Knightsbridge Human Capital Inc.

Director Since	Board & Committees		Attendance	Securities Owned, Controlled or Directed
September 20, 2007	Board	3 of 3	100%	DSUs	599
				Director Stock Options	5,000

				Total Value of Securities	$42,645

Independent Director	Other Public Company Boards/Committees			Areas of Expertise
Yes	Patheon Inc.		Since 2003	• Accounting
	Barrick Gold Corporation		Since 1991	• Finance
				• Commodities
				• Management
				• Real Estate

Siegfried Wolf, 50 Lower Austria, Austria	Mr. Wolf serves as the Co-Chief Executive Officer of Magna. In addition to the public company boards referenced below, Mr. Wolf serves as a supervisory board member of Österreich Industrieholding AG (Republic of Austria holding and privatization agency), Siemens AG Österreich (Siemens Austria) and HGI Beteiligungs AG.

Director Since	Board & Committees		Attendance	Securities Owned, Controlled or Directed
March 8, 1999	Board	10 of 10	100%	Class A Subordinate Voting	80,543
				RSAs	52,904
				RSUs	45,088
				Stock Options	151,053

				Total Value of Securities	$28,404,125(7)

Independent Director	Other Public Company Boards/Committees			Areas of Expertise
No	Strabag SE		Since 2007	• Automotive
	Decoma International Inc.		2002-2005	• Management
	Intier Automotive Inc.		2002-2005
	Tesma International Inc.		2002-2005
	Verbundgesellschaft (Austria Hydro Power)		Since 2000

James D. Wolfensohn, 74 New York, USA	Mr. Wolfensohn is Chairman of Wolfensohn & Company, LLC, a private investment and advisory firm he founded in 2005 that provides strategic consulting advice to governments and large corporations doing business in emerging markets. Mr. Wolfensohn was appointed Chairman of Citigroup's International Advisory Board (2006) and is also advisor to Citigroup's senior management on global strategy and international matters and previously served as the ninth President of the World Bank Group (1995 to 2005). He also served as Special Envoy for Gaza Disengagement for the Quartet on the Middle East (2005 to 2006). Prior to joining the World Bank, Mr. Wolfensohn was an international investment banker and he currently serves as a director of Contigroup Companies, Inc. (since 2006). Mr. Wolfensohn also serves on the boards of a number of organizations, including the Brookings Institute (since 1983), Club of Madrid (since 2007), Conservation International (since 2006) and Transparency International (since 2007).

Director Since	Board & Committees		Attendance	Securities Owned, Controlled or Directed
September 20, 2007	Board	3 of 3	100%	DSUs	849
				Director Stock Options	5,000

				Total Value of Securities	$60,440

Independent Director	Other Public Company Boards/Committees			Areas of Expertise
Yes	None			• Finance
				• Management
				• Public Policy

Lawrence D. Worrall, 64 Ontario, Canada	Mr. Worrall is a corporate director. In addition to serving on Magna's Board, Mr. Worrall is a director of the Greater Toronto Airport Authority and Productivity Improvement Center. He is also a former Vice-President, Purchasing, Strategic Planning and Operations, as well as a Director, of General Motors of Canada Limited and former Director and Chair of the Audit Committee of Intier Automotive Inc. until its privatization in 2005.

Director Since	Board & Committees		Attendance	Securities Owned, Controlled or Directed
November 7, 2005	Board	9 of 10	90%	Class A Subordinate Voting	907
	Audit	6 of 6	100%	DSUs	1,640
	HSEC	2 of 2	100%	Director Stock Options	9,100
	Special	11 of 11	100%
				Total Value of Securities	$257,870

Independent Director	Other Public Company Boards/Committees			Areas of Expertise
Yes	Intier Automotive Inc.		2001-2005	• Automotive
				• Finance
				• Management

Notes:

(1)
In the above table:
        "Audit" means the Audit Committee of Magna's Board.
        "CGCC" means the Corporate Governance and Compensation Committee of Magna's Board.
        "HSEC" means the Health and Safety and Environmental Committee of Magna's Board.
        "Nominating" means the Nominating Committee of Magna's Board.
        "Special" means a Special Committee of Magna's Board.
        "Class A Subordinate Voting" means Magna's Class A Subordinate Voting Shares.
        "Class B" means Magna's Class B Shares.

          "DSUs" means deferred share units.
          "RSAs" means restricted shares.
          "RSUs" means restricted stock units

(2)
In calculating the Total Value of Securities, we have used the closing price of Magna Class A Subordinate Voting Shares on The New York Stock Exchange ("NYSE") on the Record Date ($71.19). In valuing stock options for purposes of calculating the Total Value of Securities, we have included only the in-the-money amount calculated based on the closing price of Magna Class A Subordinate Voting Shares on the Toronto Stock Exchange ("TSX") on the Record Date (Cdn.$69.89) and converted such amount to U.S. dollars based on the Bank of Canada noon spot rate on such date (U.S.$1.00 = Cdn.$0.9738).

(3)
Mr. Resnick was a director of Ntex Incorporated, which was subject to cease trade orders in Ontario, Alberta and British Columbia in mid-2002 for failure to file financial statements. These cease trade orders were never revoked as Ntex made an assignment in bankruptcy in June 2003. Mr. Resnick resigned as a director of Ntex in June 2002.

(4)
Mr. Frank Stronach and Ms. Belinda Stronach, our Chairman and Executive Vice-Chairman, respectively, and two other members of the Stronach family are trustees and members of the class of potential beneficiaries of the Stronach Trust. The Stronach Trust is a trust existing under the laws of Ontario, which serves as an estate planning vehicle for the Stronach family. The Stronach Trust holds approximately 53% of the voting rights of M Unicar. M Unicar indirectly holds shares representing 18% of the Magna Class A Subordinate Voting Shares and 100% of the Magna Class B Shares.

(5)
Constitutes all of the Magna Class A Subordinate Voting Shares held directly or indirectly by M Unicar. If the governance arrangements among the Stronach Trust, RM and the Principals are terminated, each such party would be entitled to the return of the shares contributed by it to M Unicar. Accordingly, RM would have 20,000,000 Magna Class A Subordinate Voting Shares returned to it and the Principals would have (in aggregate) 605,000 Magna Class A Subordinate Voting Shares returned to them.

(6)
In calculating the Total Value of Securities for Mr. Stronach, we have only included the value of the 726,829 Class B Shares contributed to M Unicar by the Stronach Trust. These 726,829 Class B Shares have been attributed to Mr. Stronach since he acts as one of four trustees of the Stronach Trust, is entitled to appoint additional trustees and to remove trustees and since determinations by the Stronach Trust are made by a majority of the trustees, which majority must include Mr. Stronach.

(7)
In calculating the Total Value of Securities for each of Messrs. Walker and Wolf, we have included the value of the 250,000 Magna Class A Subordinate Voting Shares contributed to M Unicar by each of them.

        All of Magna's directors and officers as a group (36 persons) owned beneficially or exercised control or direction over 20,926,075 Class A Subordinate Voting Shares or approximately 18.2% of the class, together with 726,829 Class B Shares representing 100% of the class, in each case, as at the Record Date. Excluding the 20,000,000 Class A Subordinate Voting Shares contributed to M Unicar by RM, such directors and officers owned beneficially or exercised control or direction over 926,075 Class A Subordinate Voting Shares, or approximately 0.8% of the class as at the Record Date. Refer to the section of this Circular titled "Shares, Votes and Principal Shareholders — Principal Shareholders". The Magna Deferred Profit Sharing Plan (Canada) and Employees Deferred Profit Sharing Plan (U.S.) (the "DPSPs"), deferred profit sharing plans for Magna's employees, collectively hold 5,547,480 Magna Class A Subordinate Voting Shares representing 4.8% of the class as at the Record Date. These shares will be voted FOR the election to the Magna Board of Directors of the nominees named in this Circular and FOR the re-appointment of Ernst & Young LLP as Magna's independent Auditor and the authorization of the Audit Committee to fix the independent Auditor's remuneration.

Appointment of Independent Auditor

        Based on the recommendation of the Audit Committee of the Board, the directors propose to reappoint Magna's independent Auditor, Ernst & Young LLP, and authorize the Audit Committee to fix the independent Auditor's remuneration. Ernst & Young LLP (including its predecessor firms) has been Magna's independent Auditor since February 27, 1969. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions. Refer to "Audit Committee and Audit Committee Report — Auditor Independence" below for a summary of fees paid to Ernst & Young LLP in respect of 2007 and 2006.

BOARD AND BOARD COMPENSATION

        Refer to "Corporate Governance Practices" below and "Appendix A — Statement of Corporate Governance Practices" for a full description of the governance activities of the Board and its Committees, the responsibilities of the Lead Director, the basis for the Board's affirmative determination regarding the independence of each director and other corporate governance information. Those Board members who have been determined by the Board to be "independent" are referred to throughout this Circular as "Independent Directors".

Board

        The Board oversees the business and affairs of Magna and acts through regularly scheduled Board meetings which are held on a quarterly basis, with additional meetings being scheduled when required. Separate planning and corporate strategy meetings are also held each year. There were ten (10) meetings of the Board during fiscal 2007. In addition, there is communication between senior Management and Board members between meetings both on an informal basis and through Committee meetings. The Independent Directors of the Board met separately at five (5) Board meetings in 2007.

        Mr. Michael D. Harris has served as the Lead Director of the Board since May 10, 2007.

Board Committees

Standing Committees

        The Board has established four (4) standing committees: the Audit Committee, the Corporate Governance and Compensation Committee, the Health and Safety and Environmental Committee and the Nominating Committee. Other committees may be established by the Board from time to time as circumstances require. Magna does not have an Executive Committee of the Board. Each Committee operates pursuant to a written charter in addition to applicable law.

        The composition of the standing Committees is as follows:

	Name	Audit	CGCC	HSEC	Nominating

	Michael D. Harris		Chair		✓

Independent	Louis E. Lataif	✓

Directors	Klaus Mangold		✓		✓

	Donald Resnick	Chair	✓	Chair

	Lawrence Worrall	✓		✓

Other	Frank Stronach				Chair

Special Committees

        A Special Committee was established in April 2007 to consider the proposal from RM and make recommendations to the Board. The Special Committee was composed of Messrs. Michael D. Harris (Chairman), Klaus Mangold, Donald Resnick, Franz Vranitzky and Lawrence D. Worrall, all of whom are Independent Directors, and met 12 times in 2007. The Special Committee subsequently recommended that Magna proceed with the proposed transaction and Arrangement with RM and the Board approved it, subject to shareholder approval. Refer to "Interests of Management and Other Insiders in Certain Transactions" below.

Board Compensation

Director and Committee Retainers and Fees

        The schedule of retainers and fees payable to Independent Directors during 2007 was approved by the Board effective January 1, 2006 and is set forth below. In February 2008, the Board approved a revised schedule of retainers and fees effective January 1, 2008, as set forth below, in the course of its regular biannual review of Board compensation.

Description of Board Compensation	2007 ($)		2008 ($)

Annual retainer (total)		100,000		150,000

Cash	50,000		60,000

DSUs	50,000		90,000

Per meeting fee		1,500		2,000

Lead Director annual retainer		200,000		250,000

Committee member annual retainer		25,000		25,000

Committee Chairmen annual retainer
Audit, CGCC and Special Committees		25,000		25,000
HSEC and other (if any)		10,000		10,000

Written resolutions		250		400

Additional services (per day)		3,000		4,000

Travel days		2,000		4,000

        All retainers are paid quarterly in advance and all other fees quarterly in arrears. Refer to "Deferred Share Units" below for a full description of the DSUs. Messrs. Walker and Wolf and Ms. Stronach are not paid any director or Committee retainer or fees and are not granted any director options as they are employees of the Corporation or its subsidiaries. Mr. Stronach is paid $200,000 per annum as Chairman of the Board and receives no director or committee retainers or fees and is not granted any director options.

        The Independent Directors were paid the following with respect to fiscal 2007:

	Board Retainer Fees
					Committee Member Retainer Fees ($)					Travel and Work Day Fees ($)
Name	Cash ($)		DSUs ($)			Committee Chair Retainer Fees ($)		Board Attendance Fees ($)	Committee Attendance Fees ($)		Total Fees Paid ($)	Total Fees Allocated to DSUs ($)

Michael D. Harris	50,000		50,000		84,375	184,375	(1)(2)	17,000	49,500	6,500	441,750	441,750

Lady Barbara Judge	13,860	(2)	13,860	(2)	—	—		4,750	—	8,000	40,470	40,470

Louis E. Lataif	31,250	(2)	31,250	(2)	15,625	—		9,250	4,500	9,000	100,875	31,250

Klaus Mangold	50,000		50,000		93,750	—		15,500	48,000	21,000	278,250	50,000

Donald Resnick	50,000		50,000		109,375	35,000		17,000	57,000	8,500	326,875	50,000

Franz Vranitzky	50,000		50,000		43,750	—		17,000	18,000	19,000	197,750	50,000

Gregory C. Wilkins	13,860	(2)	13,860	(2)	—	—		4,750	—	—	32,470	13,860

James D. Wolfensohn	13,860	(2)	13,860	(2)	—	—		3,250	—	4,000	34,970	34,970

Lawrence D. Worrall	50,000		50,000		65,625	—		15,500	28,500	6,500	216,125	50,000

TOTAL	322,830		322,830		412,500	219,375		104,000	205,500	82,500	1,669,535	762,300

Notes:

(1)
Includes the Lead Director annual retainer, the Committee Chair annual retainer for acting as Chairman of the Corporate Governance and Compensation Committee and the retainers for acting as Chairman of Special Committees.

(2)
Retainer fees are pro-rated based on the length of an individual director's participation on the Board and/or a Committee during each year. Mr. Harris became Lead Director and Chairman of the Corporation Governance and Compensation Committee and Mr. Lataif became a director effective May 10, 2007. Lady Judge and Messrs. Wilkins and Wolfensohn became directors effective September 20, 2007.

Securities Maintenance Requirement

        Independent Directors are subject to a securities maintenance requirement with respect to Magna's Class A Subordinate Voting Shares. The securities maintenance requirement for Independent Directors is three times their annual retainer ($300,000 for fiscal 2007 and $450,000 for fiscal 2008). New directors are entitled to a period of five years in which to accumulate Magna Class A Subordinate Voting Shares and/or DSUs with such a value. Refer to the "Business of the Annual Meeting — Board of Directors" section above which discloses the number of Magna Class A Subordinate Voting Shares, Class B Shares, DSUs and Director stock options held by each Independent Director and the total value of all such securities as of the Record Date.

Director Stock Options

        To more closely align the interests of Independent Directors with Magna shareholders, and pursuant to the amendments to Magna's Amended and Restated Incentive Stock Option Plan (the "Stock Option Plan") approved by Magna shareholders in May 2000, each of the Independent Directors is entitled to receive a grant of options for 5,000 Magna Class A Subordinate Voting Shares upon appointment or election to the Board. Additionally, each of the Independent Directors is entitled to receive an additional grant of options for 5,000 Magna Class A Subordinate Voting Shares on the completion of each five (5) year period of continuous service. Vesting under the Stock Option Plan takes place as to 1,000 Magna Class A Subordinate Voting Shares on the date of the option grant and 1,000 Magna Class A Subordinate Voting Shares on each anniversary of the date of the option grant.

        Details relating to the options granted to Independent Directors are as follows:

							Value of Unexercised In-the-Money Options at December 31, 2007(2)
					Unexercised Options at December 31, 2007
	Date Granted (mm/dd/yy)	Expiry Date (mm/dd/yy)	Options Granted	Exercise Price(1) ($)			Exercisable ($)	Unexercisable ($)
Name					Exercisable	Unexercisable

Michael D. Harris(3)	01/07/03	12/31/12	5,000	Cdn.82.65	5,000	Nil	Nil	Nil

Lady Barbara Judge	09/25/07	12/31/13	5,000	Cdn.95.96	1,000	4,000	Nil	Nil

Louis E. Lataif	05/18/07	12/31/13	5,000	U.S.84.31	1,000	4,000	Nil	Nil

Klaus Mangold	03/22/04	12/31/13	5,000	Cdn.105.19	4,000	1,000	Nil	Nil

Donald Resnick	01/28/00 05/17/05	12/31/09 12/31/11	5,000 5,000	Cdn.63.02 Cdn.85.75	5,000 3,000	Nil 2,000	Cdn.85,800 Nil	Nil Nil

Franz Vranitzky	01/28/00 03/17/05	12/31/09 12/31/11	5,000 5,000	Cdn.63.02 Cdn.85.75	5,000 3,000	Nil 2,000	Cdn.85,800 Nil	Nil Nil

Gregory C. Wilkins	09/24/07	12/31/13	5,000	Cdn.95.96	1,000	4,000	Nil	Nil

James D. Wolfensohn	09/24/07	12/31/13	5,000	U.S.95.91	1,000	4,000	Nil	Nil

Lawrence D. Worrall	03/02/06	12/31/11	5,000	Cdn.83.52	3,000	2,000	Nil	Nil

Notes:

(1)
Adjusted where applicable to reflect the spin-out of MI Developments Inc. ("MID") effective September 2, 2003.

(2)
The closing price on December 31, 2007 for Magna Class A Subordinate Voting Shares on the TSX was Cdn.$80.18 and on the NYSE was $80.43.

(3)
On January 8, 2008, Mr. Harris was granted options to acquire 5,000 Magna Class A Subordinate Voting Shares at an exercise price of Cdn.$74.50 per share, following completion of five (5) years of continuous service. As of the Record Date, 1,000 of these options were exercisable and none of them were in-the-money.

        Any Magna Class A Subordinate Voting Shares received following exercise of any options by an Independent Director must be retained until the securities maintenance requirement described above is met.

Deferred Share Units

        Effective January 1, 2000 Magna established, and continues to maintain, a Non-Employee Director Share-Based Compensation Plan (the "DSU Plan") which:

  •
  provides for a deferral of up to 100% of an Independent Director's total annual cash remuneration from Magna (including Board and committee retainers, meeting attendance fees, work and travel day payments and written resolution fees), at specified levels elected annually by each director; and

  •
  allows an Independent Director to defer 100% of his annual stock-based retainer in addition to his cash remuneration.

        Effective January 1, 2006, 50%, and effective January 1, 2008, 60%, of the annual retainer for all of the Independent Directors became automatically payable in the form of DSUs.

        The amounts deferred in the DSU Plan are reflected in DSUs allocated under the DSU Plan. These DSUs are notional units, the value of which reflects the market price of Magna Class A Subordinate Voting Shares at the time that the amounts credited to a director's DSU Account become payable. The value of a DSU will appreciate (or depreciate) with increases (or decreases) in the market price of Magna Class A Subordinate Voting Shares. The DSU Plan also takes into account any dividends paid on Magna Class A Subordinate Voting Shares. Under the DSU Plan, when a director leaves the Board, the director must elect by November 30 of the year following the year of the director's departure as a director, to receive a cash payment equal to the aggregate value of the DSUs accrued in the director's DSU Account, net of applicable withholding taxes. If a director fails to elect by November 30 of such year, the director will be deemed to have elected December 20 of such year. The aggregate value of the DSUs accrued in a director's DSU Account is calculated based on the number of DSUs in the director's DSU Account on the date of the election or deemed date of election multiplied by the closing price of a Magna Class A Subordinate Voting Share on the trading day immediately prior to the date or deemed date of such director's election.

        At December 31, 2007, all of Magna's Independent Directors participated in the DSU Plan with respect to their annual stock based retainer, and in certain cases, with respect to their other fees. Refer to the table of Independent Directors' retainers and fees under "Director and Committee Retainers and Fees" above for the total retainers and fees allocated to DSUs by each Independent Director.

AUDIT COMMITTEE AND AUDIT COMMITTEE REPORT

Audit Committee

        Pursuant to Magna's by-laws and the Audit Committee's written Charter, the Committee provides assistance to the Board in fulfilling its oversight responsibilities to Magna's shareholders with respect to the integrity of Magna's financial statements and reports and financial reporting process. Refer to "Appendix A — Statement of Corporate Governance Practices — Board Committees — Audit Committee" for further information regarding the Audit Committee's role and responsibilities.

        The Committee also annually reviews and reassesses the adequacy of its written Charter. No revisions were made to the Charter in 2007. The Charter is available on the Corporate Governance page of Magna's website at www.magna.com, and has previously been filed on the Canadian Securities Administrators ("CSA") System for Electronic Document Analysis and Retrieval ("SEDAR") (www.sedar.com).

        The Committee met six (6) times during fiscal 2007 with Management, representatives of the independent Auditor and representatives of Magna's Internal Audit Department, and met without Management present at five (5) of these meetings.

        The Committee also considered whether it would be appropriate to rotate the independent Auditor position for the ensuing year and is recommending to Magna shareholders that Ernst & Young LLP be re-appointed as the independent Auditor for fiscal 2008.

        All members of the Committee have been affirmatively determined by the Board to be "independent" under the NYSE Listing Standards, the Securities and Exchange Commission's ("SEC") rules under the Sarbanes-Oxley Act of 2002 ("SOX"), including Rule 10A-3, and the CSA's Multilateral Instrument 52-110 — Audit Committees ("MI 52-110"). The Board also considers each Committee member to be "financially literate" and each of the Chairman of the Committee and Mr. Worrall to be a "financial expert" within the meaning of the NYSE Listing Standards, SEC rules under SOX and MI 52-110. Refer to "Appendix A — Statement of Corporate Governance Practices — Board Composition" for a discussion of the independence of members of the Audit Committee.

Auditor Independence

        The Committee has discussed with the independent Auditor its independence from Management and Magna, and has considered whether the provision of non-audit services is compatible with maintaining such independence. In order to ensure that such independence is not compromised by engaging it for other services, the Committee has established and maintains a process for the review and pre-approval of all services and related fees to be paid to the independent Auditor. Pursuant to this pre-approval process, the Committee approved and Magna paid the following fees to the independent Auditor for services provided in respect of fiscal 2007 and fiscal 2006:

Type of Services	Fiscal 2007	% of 2007 Total	Fiscal 2006	% of 2006 Total

Audit services(1)	$12,232,000	92.1%	$11,840,800	87.8%
Audit-related services(2)	217,000	1.6%	435,400	3.2%
Tax services(3)	815,000	6.1%	1,214,800	9.0%
Other services(4)	24,000	0.2%	—	—

Total	$13,288,000	100%	$13,491,000	100%

Notes:

(1)
This category is intended to capture all fees in respect of services performed in order to comply with generally accepted auditing standards ("GAAS"). In some cases, these may include an appropriate allocation of fees for tax services or accounting consultations, to the extent such services were necessary to comply with GAAS. This category includes fees incurred in connection with the audit of our internal controls for purposes of Section 404 of the Sarbanes-Oxley Act of 2002.

(2)
This category generally consists of fees paid in respect of assurance and related services (e.g. due diligence), including such things as employee benefit plan audits, due diligence relating to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. The most significant audit-related services actually provided by the independent Auditor in respect of fiscal 2007 and 2006 related to benefit plan audits.

(3)
This category includes all fees paid in respect of services performed by the independent Auditor's tax professionals, except those services required in order to comply with GAAS which are included under "Audit services". Tax services include tax compliance, tax planning and tax advice. The tax services actually provided by the independent Auditor in fiscal 2007 and fiscal 2006 consisted of Canadian, U.S., European and Mexican tax compliance, advisory and research services.

(4)
This category captures fees in respect of all services not falling under any of the previous categories.

        In order to further ensure the independence of the independent Auditor, the Committee reviews and approves the hiring of partners, employees and former partners and employees of the independent Auditor who were engaged on the Corporation's account within the three prior years, as required by its Charter.

Audit Committee Report

        In connection with Magna's Consolidated Financial Statements and Management's Discussion and Analysis of Results of Operations and Financial Position ("MD&A") for the fiscal year ended December 31, 2007, the Committee has:

  •
  reviewed and discussed with senior Management and the independent Auditor the audited Consolidated Financial Statements and MD&A, together with the Annual Information Form in respect of 2007 and other forms and reports required to be filed with applicable Canadian securities commissions, the SEC and the applicable stock exchanges in respect of the fiscal year ended December 31, 2007;

  •
  discussed with the independent Auditor the matters required to be discussed by the Canadian Institute of Chartered Accountants Standard 5751 (Communications with Those Having Responsibility for the Financial Reporting Process) ("CICA Standard 5751") and the American Institute of Certified Public Accountants Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended;

  •
  received and reviewed with the independent Auditor the written disclosures and related letter from the independent Auditor required by CICA Standard 5751 and U.S. Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with the independent Auditor the independence of the independent Auditor as Magna's auditor; and

  •
  reviewed with the independent Auditor its Audit Report on the Consolidated Financial Statements as well as its Report on Internal Controls Under Standards of the Public Companies Accounting Oversight Board (United States) ("PCAOB").

        Management is responsible for the preparation and presentation of Magna's financial statements, the financial reporting process and the development and maintenance of its systems of internal accounting and administrative cost controls. Ernst & Young LLP is responsible for performing an independent audit on and issuing its reports in respect of Magna's consolidated financial statements in accordance with Canadian generally accepted auditing standards and the standards of the PCAOB, and the effectiveness of Magna's internal controls over financial reporting, in accordance with the standards of the PCAOB. The Committee's responsibility is to monitor and oversee these processes in accordance with its Charter and applicable law.

        Based on these reviews and discussions, including review of the independent Auditor's Audit Report and Report on Internal Controls, the Committee has recommended to the Board, and the Board has approved: the inclusion of the audited Consolidated Financial Statements in Magna's Annual Report; the MD&A; the Annual Information Form in respect of 2007; and the other forms and reports required to be filed with the applicable Canadian securities commissions, the SEC and the applicable stock exchanges in respect of the fiscal year ended December 31, 2007.

        This Audit Committee report is dated as of March 20, 2008 and is submitted by the Audit Committee of the Board:

Donald Resnick (Chairman)	Louis E. Lataif	Lawrence D. Worrall

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

        The following table sets forth a summary of all compensation earned during the last three completed fiscal years by the individuals who were, as at December 31, 2007, the Co-Chief Executive Officers, the Chief Financial Officer and the three other most highly compensated executive officers (collectively the "Named Executive Officers") of Magna, as well as the Chairman of the Board.

		Annual Compensation(1)			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Fiscal Year(2)	Salary	Bonus	Other Annual Compensation	Securities Under Options/ SARs Granted(3)	Shares or Units Subject to Resale Restrictions(1)	LTIP Payouts ($)	All Other Compensation(1)

Frank Stronach(4) Chairman of the Board	2007 2006 2005	$200,000 200,000 200,000	nil nil nil	$2,300,000(5)(6) 2,300,000(5)(6) 2,300,000(5)(6)	nil(7) nil nil	nil nil nil		$37,783,000(8) 25,198,000(8) 30,779,000(8)

Donald Walker(9) Co-Chief Executive Officer	2007 2006 2005	$110,500 110,500 161,600	$6,153,500 and 32,635 RSUs based on $2,813,200(10) 3,208,000 and 12,453 RSUs based on $916,600(10) 4,196,500 and 11,385 RSUs based on $806,000(10)	$41,360(6)(12) 26,300(6)(12) 9,090(6)(12)	nil nil nil	nil 10,942,450(14)	$140,160(11)	Cdn.$309,220(13) Cdn.318,470(13) Cdn.35,600(15)

Siegfried Wolf(16) Co-Chief Executive Officer	2007 2006 2005	$100,000 100,000 100,000	$6,653,800 and 32,635 RSUs based on $2,813,200(10) 3,208,000 and 12,453 RSUs based on $916,600(10) 3,859,210 and 11,385 RSUs based on $806,000(10)	$41,360(6)(17) 26,300(6)(17) 909,090(6)(17)(19)	nil nil nil	nil 737,770(20)	$140,160(11)	Cdn.$193,870(18) Cdn.193,870(18) nil

Belinda Stronach(21) Executive Vice-Chairman	2007	$110,500	$2,807,800 and 16,181 RSUs based on $1,408,100(10)	$4,930(6)(22)	nil	nil		nil

Mark Hogan(23) President	2007 2006 2005	$110,500 110,500 110,500	$3,840,000 3,208,000 3,859,210	$128,800(24)(25) 171,450(6)(24) 254,390(6)(24)	nil nil nil	nil nil nil		$3,000,000(26) nil nil

Vincent J. Galifi Executive Vice-President and Chief Financial Officer	2007 2006 2005	$110,500 110,500 110,500	$2,584,400 and 13,507 RSUs based on $1,160,400(10) 1,604,000 and 6,226 RSUs based on $458,300(10) 1,929,600 and 5,691 RSUs based on $403,000(10)	$19,700(6)(27) 13,150(6)(27) 4,540(6)(27)	nil nil nil	nil 1,313,060(29)	$69,960(11)	Cdn.$111,690(28) Cdn.111,690(28) nil

Tommy Skudutis Chief Operating Officer, Exteriors and Interiors	2007 2006 2005	$110,500 110,500 110,500	$3,699,500 1,646,000 1,378,300	nil(6) nil(6) nil(6)	nil nil nil	$2,391,840(30) nil nil		nil nil nil

Notes:

(1)
All amounts for fiscal 2005, fiscal 2006 and fiscal 2007 were paid or are payable in U.S. dollars. All amounts shown are in U.S. dollars except as otherwise indicated. All fiscal 2007 salaries and bonuses represent amounts paid in fiscal 2007 and 2008 for services rendered in 2007, all fiscal 2006 salaries and bonuses represent amounts paid in fiscal 2006 and 2007 for services rendered in 2006 and all fiscal 2005 salaries and bonuses represent amounts paid in fiscal 2005 and 2006 for services rendered in 2005.

(2)
2007 or fiscal 2007 refers to the financial or fiscal year running from January 1, 2007 to December 31, 2007. 2006 or fiscal 2006 refers to the financial or fiscal year running from January 1, 2006 to December 31, 2006. 2005 or fiscal 2005 refers to the financial or fiscal year running from January 1, 2005 to December 31, 2005.

(3)
These are options or SARs issued by Magna unless otherwise indicated.

(4)
Mr. Stronach resigned as Interim Chief Executive Officer effective April 4, 2005 following the appointment of Messrs. Walker and Wolf as Co-Chief Executive Officers.

(5)
This amount is not compensation but represents the fee paid to Mr. Stronach personally by an Austrian subsidiary of Magna for business development and other services provided by Mr. Stronach in Austria. Refer to "Corporate Governance and Compensation Committee and Report on Executive Compensation — Report on Executive Compensation" and "Interests of Management and Other Insiders in Certain Transactions" below.

(6)
Perquisites and other personal benefits did not exceed the lesser of Cdn.$50,000 and 10% of the total annual salary and bonus for the Named Executive Officer.

(7)
During 2007 the 548,475 outstanding options for Magna Class A Subordinate Voting Shares held by Stronach & Co. ("SCo") (composed of 130,000 Tesma Continuing Options, 307,500 Intier Continuing Options and 108,975 Decoma Continuing Options) were amended to include stock appreciation rights. In addition, the 100,000 outstanding options for Magna Class A Subordinate Voting Shares held by Mr. Stronach were amended to include stock appreciation rights. SCo and Mr. Stronach subsequently exercised the stock appreciation rights and received 248,026 and 53,338 Magna Class A Subordinate Voting Shares, respectively, which were subsequently sold during 2007. Refer to the "Aggregate Option/SARs Exercises During the Fiscal Year Ended December 31, 2007" table for the value realized and footnote (3) to the table below.

(8)
This amount is not compensation but represents the fees paid to: (i) Stronach & Co. ("SCo"), an associate of Mr. Stronach, by European subsidiaries of Magna for business development, consulting and other services provided by SCo to certain non-Austrian European subsidiaries of Magna; and (ii) Stronach Consulting Corp, an associate of Mr. Stronach, by Magna for business development and other services provided by Stronach Consulting Corp. to Magna and certain non-European subsidiaries of Magna; in each case with respect to fiscal 2005, 2006 and 2007. Refer to "Corporate Governance and Compensation Committee and Report on Executive Compensation — Report on Executive Compensation" and "Interests of Management and Other Insiders in Certain Transactions" below.

(9)
Mr. Walker became Co-Chief Executive Officer of Magna on April 4, 2005 following the completion of the privatization of Intier and Mr. Stronach's resignation as Interim Chief Executive Officer. Mr. Walker's compensation for fiscal 2005 reflects his compensation from Intier from January 1, 2005 to March 31, 2005 and his compensation from Magna for the balance of fiscal 2005.

(10)
The Restricted Stock Units ("RSUs") provided to Messrs. Walker, Wolf and Galifi in respect of fiscal quarters commencing on and after April 1, 2005 were based on a specific portion of their annual incentive bonuses. Dividend equivalents on the RSUs are paid to each of them. The RSUs awarded for 2007 were based on the weighted average closing prices on the NYSE of Magna Class A Subordinate Voting Shares over the 20 trading days ending on March 31, 2007, June 29, 2007, September 28, 2007 and December 31, 2007 which were $73.90, $90.93, $92.17 and $80.27 respectively. The RSUs awarded for 2006 were based on the weighted average closing prices on the NYSE of Magna Class A Subordinate Voting Shares over the 20 trading days ending on March 31, 2006, June 30, 2006, September 30, 2006 and December 29, 2006 which were $74.73, $72.37, $71.75 and $80.12 respectively. The RSUs awarded for 2005 were based on the weighted average closing prices on the NYSE of Magna Class A Subordinate Voting Shares over the 20 trading days ending on June 30, 2005, September 30, 2005 and December 30, 2005 which were $69.87, $73.44 and $68.57 respectively.

The RSUs provided to Ms. Stronach in respect of fiscal quarters commencing on and after May 1, 2007 were based on a specific portion of her annual incentive bonus. Dividend equivalents on the RSUs are paid to her. The RSUs awarded for 2007 were based on the weighted average closing prices on the NYSE of Magna Class A Subordinate Voting Shares over the 20 trading days ending on June 29, 2007, September 28, 2007 and December 31, 2007 which were $90.93, $92.17 and $80.27 respectively.

Aggregate holdings of RSUs by Ms. Stronach and Messrs. Walker, Wolf and Galifi as at December 31, 2007, following the December 15, 2007 redemption described in footnote (11) below, and their value based on the closing price on December 31, 2007 for Magna Class A Subordinate Voting Shares on the NYSE ($80.43) are as follows:

Name	2007 RSUs	2006 RSUs	Total RSUs	Total Value of RSUs

D. Walker	32,635	12,453	45,088	$3,626,430

S. Wolf	32,635	12,453	45,088	3,626,430

V. Galifi	13,507	6,226	19,733	1,587,130

B. Stronach	16,181	nil	16,181	1,301,440

Refer to the description of RSUs in "Restricted Shares and Restricted Share Units — Restricted Share Units" below and the redemption table in footnote (11) below.

(11)
Pursuant to the RSU terms and conditions, the RSUs received by each of Messrs. Walker, Wolf and Galifi in 2005 were redeemed as of December 15, 2007 based on the weighted average closing prices on the NYSE of Magna Class A Subordinate Voting Shares over the 20 trading days ending on December 14, 2007 ($83.11). The redemption amounts paid to them and the original disclosed value for 2005 are as follows:

Name	2005 Redeemed RSUs	Total Redemption Value	2005 Original Value

D. Walker	11,385	$946,180	$806,020

S. Wolf	11,385	946,180	806,020

V. Galifi	5,691	472,970	403,010

The amounts shown for each reflect the difference between the 2005 Original Value and the Total Redemption Value.

(12)
For 2007 this amount reflects the $41,360 paid as dividend equivalents on the RSUs, for 2006 this amount reflects the $26,300 paid and for 2005 this amount reflects the $9,090 paid as dividend equivalents on the RSUs. Refer to footnote (10) above and the description of RSUs in "Restricted Shares and Restricted Share Units — Restricted Share Units" below.

(13)
For 2007 this amount reflects the reimbursement of premiums paid by Mr. Walker on a life insurance policy grossed up for income tax. For 2006 Cdn.$309,220 of this amount reflects the reimbursement of premiums paid by Mr. Walker on the life insurance policy grossed up for income tax and Cdn.$9,250 of this amount represents the taxable benefits for the cancelled insurance policy referred to in footnote (15) below.

(14)
Mr. Walker was awarded 146,037 Magna Class A Subordinate Voting Shares as restricted shares in fiscal 2005. The value shown reflects the closing market price on the TSX on the date of the award of restricted shares converted to U.S. dollars. These restricted shares are subject to certain terms, conditions and restrictions described in the related Long-Term Retention (restricted share) award agreement. Pursuant to these provisions, these restricted shares are fully vested subject to the continued satisfaction of the restrictions, but unreleased restricted shares are subject to forfeiture upon dismissal for cause and reduced vesting on voluntary resignation. Mr. Walker receives dividends on the restricted shares. The aggregate value of the 146,037 restricted shares held by Mr. Walker was $11,745,760 based on the closing price on December 31, 2007 for Magna Class A Subordinate Voting Shares on the NYSE ($80.43). Refer to the description of the long-term retention arrangements in "Restricted Shares and Restricted Share Units — Restricted Shares" below.

(15)
Under a life insurance policy previously maintained by Intier for Mr. Walker, Magna was entitled to receive the accumulated cash value with respect to such policy and the specified death benefit payable under the policy on his death was to be paid to the beneficiaries designated by him. Mr. Walker's taxable benefit for 2005 with respect to this policy was Cdn.$35,600. This policy was surrendered when the life insurance referred to in footnote (13) above was put in place.

(16)
Mr. Wolf is employed by European subsidiaries of Magna. Mr. Wolf was appointed as an Executive Vice-Chairman on May 9, 2002 and became Co-Chief Executive Officer of Magna on April 4, 2005.

(17)
For 2007 this amount reflects the $41,360 paid, for 2006 this amount reflects the $26,300 paid and for 2005 this amount includes the $9,090 paid as dividend equivalents on the RSUs. Refer to footnote (10) above and the description of RSUs in "— Restricted Shares and Restricted Share Units — Restricted Share Units" below.

(18)
This amount reflects the annual premiums paid by Magna or its subsidiaries on a life insurance policy for Mr. Wolf, pursuant to which Magna is entitled to receive the accumulated cash value with respect to such policy and the specified death benefit payable under the policy on his death is to be paid to the beneficiaries designated by him.

(19)
$900,000 of this amount was paid as a special bonus in fiscal 2005 in addition to the annual profit sharing (incentive) bonus.

(20)
Mr. Wolf acquired 21,905 Magna Class A Subordinate Voting Shares as restricted shares. The value shown represents the difference between the closing market price on the TSX on the date acquired less the consideration paid by Mr. Wolf for the restricted shares converted to U.S. dollars. The purchase price paid by Mr. Wolf was at a discount from the closing market price on the TSX at the time of purchase, as established by an independent valuator, which represented the fair market value of the shares considering the nature and duration of the restrictions. These restricted shares are subject to certain terms, conditions and restrictions described in the related Long-Term Retention (share purchase) agreement. Pursuant to these provisions, these restricted shares are fully vested subject to the continued satisfaction of the restrictions, but unreleased restricted shares are subject to forfeiture upon dismissal for cause and reduced vesting on voluntary resignation. Mr. Wolf receives dividends on the restricted shares. The aggregate value of the 21,905 restricted shares held by Mr. Wolf was $1,761,820 based on the closing price on December 31, 2007 for Magna Class A Subordinate Voting Shares on the NYSE ($80.43).

The aggregate value of all 345,454 restricted shares held by Mr. Wolf was $27,784,870 based on the closing price on December 31, 2007 for Magna Class A Subordinate Voting Shares on the NYSE ($80.43). 16,206 of these restricted shares were released from the restrictions on January 2, 2007 and 26,344 were released on January 2, 2008. The restricted shares acquired by Mr. Wolf originally included 359,378 Decoma Class A Subordinate Voting Shares, 158,290 Intier Class A Subordinate Voting Shares, 59,084 Tesma Class A Subordinate Voting Shares and 18,377 Magna Class A Subordinate Voting Shares. As a result of the completion of the privatization of Decoma effective March 6, 2005, Tesma effective February 6, 2005 and Intier effective April 3, 2005, the 359,378 Decoma Class A Subordinate Voting Shares have been converted to 52,216 Magna Class A Subordinate Voting Shares, the 59,084 Tesma Class A Subordinate Voting Shares have been converted to 25,997 Magna Class A Subordinate Voting Shares and the 158,290 Intier Class A Subordinate Voting Shares have been converted to 64,898 Magna Class A Subordinate Voting Shares.

Refer to the description of the long-term retention arrangements in "Restricted Shares and Restricted Share Units — Restricted Shares" below.

(21)
Ms. Stronach became employed by Magna effective May 1, 2007 and was appointed as Executive Vice-Chairman on May 4, 2007.

(22)
For 2007 this amount reflects the $4,930 paid as dividend equivalents on her RSUs. Refer to footnote (10) above and the description of RSUs in "Restricted Shares and Restricted Share Units — Restricted Share Units" below.

(23)
Mr. Hogan was employed by Magna effective August 5, 2004 and became President of Magna effective August 20, 2004. He left employment by Magna International of America, Inc. effective December 31, 2007.

(24)
The amounts shown for Mr. Hogan include tax equalization of $22,450 for 2006 and $84,040 for 2005, paid by Magna in respect of Canadian income taxes paid in excess of United States income taxes in respect of the income attributed to Mr. Hogan with respect to services that were required to be performed in Canada. Tax equalization adjustments were made from year to year to reflect the final taxes payable in respect of each year. $128,800 represents the payment of dividend equivalents on Mr. Hogan's RSUs in respect to fiscal 2007. $149,000 of this amount represents the payment of dividend equivalents on Mr. Hogan's RSUs in respect to fiscal 2006 and $170,350 in respect of fiscal 2005. Refer to footnote (25) below for a description of the RSUs.

(25)
Upon the commencement of his employment Mr. Hogan received RSUs equivalent to 112,072 Magna Class A Subordinate Voting Shares. Dividend equivalents on the restricted share units were paid to Mr. Hogan until November 15, 2007. The RSUs were fully vested subject to continued satisfaction of the restrictions, but unreleased RSUs were subject to forfeiture upon dismissal for cause and reduced vesting on voluntary resignation. In connection with the termination of his employment, the 112,072 RSUs were converted to $10,335,690, which is to be paid out at the times and subject to the conditions provided for in the applicable RSU terms and conditions, together with interest on the amount then outstanding payable to him quarterly in arrears calculated based on the mutually agreed upon rate. The aggregate value of these RSUs would have been $9,013,950 based on the closing price on December 31, 2007 for Magna Class A Subordinate Voting Shares on the NYSE ($80.43). Refer to the description of the RSUs in "Restricted Shares and Restricted Share Units — Restricted Share Units" and "Employment Contracts" below.

(26)
Under the termination of employment arrangements for Mr. Hogan, he is to receive a retiring allowance of $3,000,000, payable as to $750,000 on December 31, 2007 and July 1, 2008 and as to $250,000 on the last day of each and every month from July 31, 2008 to and including December 31, 2008 and his options for 100,000 Magna Class A Subordinate Voting Shares are to remain exercisable until December 31, 2008. Refer to "Employment Contracts" below.

(27)
For 2007 this amount reflects $19,700 paid, for 2006 this amount reflects $13,150 paid and for 2005 this amount reflects $4,540 paid as dividend equivalents on the RSUs. Refer to footnote (10) above and the description of RSUs in "Restricted Shares and Restricted Share Units — Restricted Share Units" below.

(28)
This amount reflects the reimbursement of premiums paid by Mr. Galifi on a life insurance policy obtained by Mr. Galifi on his life grossed up for income tax.

(29)
Mr. Galifi was awarded 17,524 Magna Class A Subordinate Voting Shares as restricted shares in fiscal 2005. The value shown represents the closing market price on the TSX on the date of the award of the restricted shares converted to U.S. dollars. These restricted shares are subject to certain terms, conditions and restrictions described in the related employment contract and Long-Term Retention (restricted share) award agreement. Pursuant to these provisions, these restricted shares are fully vested subject to the continued satisfaction of the restrictions, but unreleased restricted shares are subject to forfeiture upon dismissal for cause and reduced vesting on voluntary resignation. Mr. Galifi receives dividends on the restricted shares. The aggregate value of the 17,524 restricted shares held by Mr. Galifi was $1,409,460 based on the closing price on December 31, 2007 for Magna Class A Subordinate Voting Shares on the NYSE ($80.43).

The aggregate value of all 70,212 restricted shares held by Mr. Galifi was $5,647,150 based on the closing price on December 31, 2007 for Magna Class A Subordinate Voting Shares on the NYSE ($80.43). 3,241 of these restricted shares were released from the restrictions on January 2, 2007 and 5,267 were released on January 2, 2008. The restricted shares acquired by Mr. Galifi originally included 31,840 Decoma Class A Subordinate Voting Shares, 16,527 Intier Class A Subordinate Voting Shares, 11,818 Tesma Class A Subordinate Voting Shares and 3,675 Magna Class A Subordinate Voting Shares. As a result of the completion of the privatization of Decoma effective March 6, 2005, Tesma effective February 6, 2005 and Intier effective April 3, 2005, the 31,840 Decoma Class A Subordinate Voting Shares have been converted to 4,626 Magna Class A Subordinate Voting Shares, the 11,818 Tesma Class A Subordinate Voting Shares have been converted to 5,200 Magna Class A Subordinate Voting Shares and the 16,527 Intier Class A Subordinate Voting Shares have been converted to 6,776 Magna Class A Subordinate Voting Shares.

Refer to the description of the long-term retention arrangements in "Restricted Shares and Restricted Share Units — Restricted Shares" below.

(30)
Mr. Skudutis was awarded 26,945 Magna Class A Subordinate Voting Shares as restricted shares in fiscal 2007. The value shown represents the closing market price on the TSX on the date of the award of the restricted shares converted to U.S. dollars. These restricted shares are subject to certain terms, conditions and restrictions described in the related Long-Term Retention (restricted share) award agreement. Pursuant to these provisions, these restricted shares are fully vested subject to the continued satisfaction of the restrictions, but unreleased restricted shares are subject to forfeiture upon dismissal for cause and reduced vesting on voluntary resignation. Mr. Skudutis receives dividends on the restricted shares. The aggregate value of the 26,945 restricted shares was $2,167,190 based on the closing price on December 31, 2007 for Magna Class A Subordinate Voting Shares on the NYSE ($80.43).

Refer to the description of the long-term retention arrangement in "Restricted Shares and Restricted Share Units — Restricted Shares" below.

Stock Option Plans, Grants and Exercises

        The Stock Option Plan was originally adopted by Magna shareholders on December 10, 1987. At Magna's Annual Meeting of Shareholders held on May 18, 2000, Magna shareholders approved amendments to, and a restatement of, the Stock Option Plan which enabled the Board to provide incentive stock options and SARs in respect of Magna Class A Subordinate Voting Shares to consultants as well as to eligible officers and employees of Magna and its subsidiaries. These amendments also provided for the grant of options for 5,000 Magna Class A Subordinate Voting Shares to Independent Directors upon their election, as well as upon the completion of every five (5) year period of continuous service. Refer to "Board and Board Compensation — Board Compensation — Director Stock Options" above. At Magna's Annual Meeting of Shareholders held on May 10, 2007, Magna shareholders approved further amendments specifying the types of amendments to the Stock Option Plan which could be made without shareholder approval, in accordance with the requirements of the TSX.

        The following table discloses equity compensation plan information effective as of December 31, 2007:

Equity Compensation Plan Information(1)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)			Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan category	Percent of Shares Outstanding	Number of Shares	Weighted-average exercise price of outstanding options, warrants and rights (b)	Percent of Shares Outstanding	Number of Shares

Equity compensation plans approved by securityholders(2)(3)	1.9%	2,225,000	Cdn.$90.95	0.8%	894,412

Equity compensation plans not approved by securityholders	nil	nil	n/a	nil	nil

Total	2,225,000		Cdn.$90.95	894,412

Notes:

(1)
The Equity Compensation Plan Information does not include Magna Replacement Options which were created as a result of the privatizations of Decoma, Tesma and Intier (refer to the description below) of which 717,203 remain unexercised as of December 31, 2007, representing 0.6% of Magna's outstanding Class A Subordinate Voting Shares as of December 31, 2007. The Equity Compensation Plan Information also does not include Magna Class A Subordinate Voting Shares provided or awarded pursuant to the Long-Term Retention (restricted stock) arrangements, all of which were acquired privately or on the TSX. Refer to "Restricted Shares and Restricted Share Units — Restricted Shares" below.

(2)
Reflects the Stock Option Plan described above. As of December 31, 2007 there were a total of 3,119,412 Magna Class A Subordinate Voting Shares, representing 2.7% of Magna's outstanding Class A Subordinate Voting Shares, to be issued upon the exercise of outstanding options or available for future issuance, in each case, under the Stock Option Plan.

(3)
As of the Record Date, 2,220,000 Class A Subordinate Voting Shares are reserved for issuance on exercise of outstanding options (representing 1.9% of Magna's then outstanding Class A Subordinate Voting Shares) and 899,412 Class A Subordinate Voting Shares are reserved for issuance pursuant to future grants (representing 0.8% of Magna's then outstanding Class A Subordinate Voting Shares).

        The maximum number of shares for which options and SARs may be granted under the Stock Option Plan is 6,000,000 Magna Class A Subordinate Voting Shares, subject to certain adjustments. While this number represents 5.2% of the outstanding Magna Class A Subordinate Voting Shares as of December 31, 2007, the shares remaining available for future grants under the Stock Option Plan amount to 0.8% of the outstanding Magna Class A Subordinate Voting Shares as of December 31, 2007. Options to purchase an aggregate of 2,880,588 Magna Class A Subordinate Voting Shares representing 2.5% of the outstanding Magna Class A Subordinate Voting Shares as of December 31, 2007 have been previously exercised.

        Under the terms of the Stock Option Plan, the maximum number of Class A Subordinate Voting Shares reserved for issuance under options to any one person (whether granted under the Stock Option Plan or otherwise) cannot exceed 5% of the outstanding Magna Class A Subordinate Voting Shares and Class B Shares, subject to certain conditions. The maximum number of Magna Class A Subordinate Voting Shares reserved for issuance pursuant to stock options granted to insiders or others, at any time, under the Stock Option Plan and any other share compensation arrangement may not exceed 10% of the then outstanding

Magna Class A Subordinate Voting Shares. In addition, the maximum number of Magna Class A Subordinate Voting Shares issued to insiders under the Stock Option Plan and any other share compensation arrangement, within a one-year period, may not exceed 10% of the then outstanding Magna Class A Subordinate Voting Shares, and the maximum number of Magna Class A Subordinate Voting Shares issuable to any one insider and such insider's associates under the Stock Option Plan and any other share compensation arrangement, within a one-year period, may not exceed 5% of the then outstanding Magna Class A Subordinate Voting Shares.

        Each option vests and is exercisable in such manner as may be determined at the time of the grant, and options granted will be for terms not exceeding 10 years. Vesting periods range from 4 to 7 years, with the expiration dates ranging from May 9, 2008 to December 31, 2013. The option price is to be established at the time of the grant, but cannot be less than the closing price of Magna Class A Subordinate Voting Shares on the TSX or the NYSE (with respect to option grantees residing in the United States where the grants are in U.S. dollars) on the trading day immediately prior to the date of the grant. Option prices range from US$35.10 to Cdn. $105.19. Options cannot be transferred or assigned by a participant under the Stock Option Plan, other than by will or pursuant to the laws of succession. Magna does not provide any financial assistance to participants in order to facilitate the purchase of Magna Class A Subordinate Voting Shares under the Stock Option Plan.

        Under the terms of the stock option arrangements, in the event of a participant's death or termination of the participant's employment by reason of retirement or disability, the participant's options, whether or not previously vested, may be exercised at any time up to and including the earliest of: (i) the first anniversary of the date of the participant's death; (ii) the third anniversary of the date of the participant's retirement or disability; or (iii) the expiration of the option term. In the event a participant is terminated without reasonable or just cause, the participant may exercise outstanding vested options at any time up to and including the earlier of: (i) the date three months following the termination; or (ii) the expiration of the option term. Unexercised and unvested options are forfeited if a participant voluntarily resigns or is terminated for reasonable or just cause.

        Subject to regulatory approval and, where required, approval of Magna shareholders, the Board may, at any time and for any reason, amend, revise, suspend or discontinue the Stock Option Plan, in whole or in part. Without the participant's consent, no amendment, revision, suspension, discontinuance or termination will alter or impair a participant's rights under previously granted and unexercised options.

        As a result of the spin-out of MID on September 2, 2003, the exercise prices for all outstanding options were reduced by $8.65 (Cdn.$11.98) in the case of options exercised in U.S. and Canadian dollars respectively in accordance with the anti-dilution mechanism prescribed by the TSX. No outstanding options were repriced during fiscal 2007.

        As a result of:

  •
  the privatization of Tesma effective February 6, 2005, 1,161,450 Tesma Exchange Elected Options were exchanged for 511,038 Magna Replacement Options based on the specified exchange rate and 300,000 Tesma Continuing Options held by SCo were adjusted in accordance with their terms to become exercisable for 132,000 Magna Class A Subordinate Voting Shares based on the specified exchange rate, in each case pursuant to a plan of arrangement between Magna and Tesma;

  •
  the privatization of Intier effective April 3, 2005, 2,608,700 Intier Exchange Elected Options were exchanged for 1,377,067 Magna Replacement Options based on the specified exchange rate and 750,000 Intier Continuing Options held by SCo were adjusted in accordance with their terms to become exercisable for 307,500 Magna Class A Subordinate Voting Shares based on the specified exchange rate, in each case pursuant to a plan of arrangement between Magna and Intier; and

  •
  the privatization of Decoma effective March 6, 2005, 2,074,000 Decoma Exchange Elected Options were exchanged for 301,340 Magna Replacement Options based on the specified exchange rate and 750,000 Decoma Continuing Options held by SCo were adjusted to become exercisable for 108,975 Magna Class A Subordinate Voting Shares based on the specified exchange rate, in each case pursuant to a plan of arrangement between Magna and Decoma.

        As of the Record Date, the weighted-average exercise price of the 715,973 outstanding Magna Replacement Options is Cdn.$56.97. Under the applicable TSX stock option policies, the Magna Replacement Options, the Tesma Continuing Options, the Decoma Continuing Options and the Intier Continuing Options do not reduce the number of shares remaining available for grant under the Stock Option Plan. During fiscal 2007, 342,375 Magna options/SARs (including the stock appreciation rights referred to in footnote (7) to the "Summary Compensation Table" above) and 181,435 Magna Replacement Options were exercised.

        In 2007, options to purchase an aggregate of 55,000 Magna Class A Subordinate Voting Shares, such options representing less than 0.05% of Magna's Class A Subordinate Voting Shares outstanding as at December 31, 2007. No SARs or options to purchase securities of Magna or its subsidiaries were granted to any of the Named Executive Officers during fiscal 2007 and up to the Record Date; however, Mr. Stronach's stock options for 100,000 Magna Class A Subordinate Voting Shares were amended to include stock appreciation rights and SCo's stock options for 548,745 Magna Class A Subordinate Voting Shares (composed of 132,000 Tesma Continuing Options, 307,500 Intier Continuing Options and 108,975 Decoma Continuing Options) were amended to include stock appreciation rights. Refer to the table describing the Aggregate Option/SAR Exercises During 2007 and related Note (3) below.

        The following table provides certain information with respect to options/SARs for securities of Magna and its subsidiaries exercised by the Named Executive Officers during fiscal 2007 as well as the fiscal 2007 year end option values of all options for securities of Magna and its subsidiaries granted to such persons up to December 31, 2007:

Aggregate Option/SAR Exercises During the Financial Year Ended December 31, 2007 and 2007 Financial Year End Option Values (1)
			Unexercised Options at December 31, 2007		Value of Unexercised In-the-Money Options at December 31, 2007 (2)
	Securities/ SARs Acquired on Exercise	Aggregate Value Realized
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Frank Stronach(3) Intier Continuing Tesma Continuing Decoma Continuing	53,338 194,101 49,984 3,941	Cdn.$4,841,000 Cdn.$17,616,680 Cdn.$4,519,230 Cdn.$356,400	nil nil nil nil	nil nil nil nil	nil nil nil nil	nil nil nil nil

Donald Walker(4) Intier Replacement Decoma Replacement Tesma Replacement	125,000 nil nil 4,400	Cdn.$1,917,250 nil nil Cdn.$138,380	70,000 471,500 1,453 nil	nil nil nil nil	Cdn.$211,200 Cdn.$13,422,170 Cdn.$4,000 nil	nil nil nil nil

Siegfried Wolf(5) Decoma Replacement Intier Replacement	76,000 nil nil	$2,897,880 nil nil	125,000 1,453 24,600	nil nil nil	Cdn.$2,145,000 nil $1,108,230	nil nil nil

Belinda Stronach	1,250	Cdn.$19,030	341,000	nil	Cdn.$102,960	nil

Mark Hogan	nil	nil	100,000	nil	$284,000	nil

Vincent Galifi	45,000	$1,695,150	223,900	nil	Cdn.$1,511,700	nil

Tommy Skudutis	18,000	Cdn.$259,740	150,000	nil	nil	nil

Notes:

(1)
Class A Subordinate Voting Shares are the only securities for which options have been granted under Magna's Stock Option Plan. In the case of Tesma, Decoma and Intier these options are for Magna Class A Subordinate Voting Shares. All Tesma, Decoma and Intier Exchange Elected Options were converted to Magna Replacement Options following the completion of the privatizations effective February 6, 2005 and March 6, 2005 and April 3, 2005, respectively, based on the specified exchange ratio.

(2)
The closing price on December 31, 2007 for Magna Class A Subordinate Voting Shares on the TSX was Cdn.$80.18 and on the NYSE was $80.43.

(3)
300,000 Tesma options, 750,000 Intier options and 750,000 Decoma options were originally granted in return for consulting services to be rendered by SCo to Tesma, Intier and Decoma under consulting agreements with each of them. As a result of the privatization of Tesma effective February 6, 2005, the 300,000 Tesma Continuing Options were adjusted in accordance with their terms to become options exercisable for 132,000 Magna Class A Subordinate Voting Shares with an exercise price of Cdn.$60.11. As a result of the privatization of Intier effective April 3, 2005, the 750,000 Intier Continuing Options were adjusted to become options exercisable for

  307,500 Magna Class A Subordinate Voting Shares with an exercise price of $33.46. As a result of the privatization of Decoma effective March 6, 2005, the 750,000 Decoma Continuing Options were adjusted in accordance with their terms to become options exercisable for 108,975 Magna Class A Subordinate Voting Shares with an exercise price of Cdn.$93.26. During 2007 the 548,475 outstanding Magna options held by S&Co. and the 100,000 outstanding Magna options held by Mr. Stronach were both amended to include stock appreciation rights. SCo subsequently exercised its stock appreciation rights and received 248,026 Magna Class A Subordinate Voting Shares and Mr. Stronach exercised his stock appreciation rights and received 53,338 Magna Class A Subordinate Voting Shares. SCo and Mr. Stronach subsequently sold all of the Magna shares and the amounts reflected in the table reflect the proceeds of such sales.

(4)
As a result of the privatization of Intier effective April 3, 2005, Mr. Walker's 1,000,000 Intier Exchange Elected Options were converted to 410,000 Magna Replacement Options based on the prescribed exchange ratio with an exercise price of Cdn.$51.22 and 150,000 Intier Exchange Elected Options were converted to 61,500 Magna Replacement Options based on the prescribed exchange ratio with an exercise price of Cdn.$55.00. As a result of the privatization of Decoma effective March 6, 2005 his 10,000 Decoma Exchange Elected Options were converted to 1,453 Magna Replacement Options based on the prescribed exchange ratio with an exercise price of Cdn.$77.43. As a result of the privatization of Tesma effective February 6, 2005 his 10,000 Tesma Exchange Elected Options were converted to 4,400 Magna Replacement Options based on the prescribed exchange ratio with an exercise price of Cdn.$59.10. All of the outstanding options are exercisable and were in-the-money as of December 31, 2007.

(5)
Includes options to purchase 10,000 Decoma Class A Subordinate Voting Shares granted by Decoma in 2002 to Mr. Wolf as a director under the Decoma Incentive Stock Option Plan at an exercise price of Cdn.$16.85. As a result of the privatization of Decoma effective March 6, 2005, his 10,000 Decoma Exchange Elected Options were converted to 1,453 Magna Replacement Options based on the prescribed exchange ratio with an exercise price of Cdn.$115.97. All of these options are exercisable and none of these options are in-the-money. As a result of the privatization of Intier effective April 3, 2005 Mr. Wolf's 50,000 Intier Exchange Elected Options were converted to 20,500 Magna Replacement Options based on the prescribed exchange ratio with an exercise price of $33.46 and 10,000 Intier Exchange Elected Options were converted to 4,100 Magna Replacement Options based on the prescribed exchange ratio with an exercise price of $44.98. All of the outstanding options are exercisable and were in-the-money as of December 31, 2007.

Pension Plans

        None of Magna's executive officers, including the Named Executive Officers, participate in any pension plan provided by Magna or its subsidiaries, including: the Canadian Pension Plan and the U.S. Pension Plan, both of which are defined benefit pension plans which were implemented effective January 1, 2001 and were subsequently closed to new participants effective December 31, 2004; the Canadian, U.S., U.K., German and Austrian Employee Equity Participation and Profit Sharing Plans; or the Canadian Group Registered Retirement Savings Plan or U.S. 401(k) Plans.

Employment Contracts

        Mr. Stronach is not employed by Magna but provides services to Magna and its subsidiaries, personally and through affiliates, pursuant to various consulting, services and business development agreements. Mr. Stronach is paid $200,000 per annum for his role as Chairman of the Board. Refer to "Interests of Management and Other Insiders in Certain Transactions" below and the "Summary Compensation Table" above.

        Following the completion of the privatization of Intier on April 3, 2005, Messrs. Walker and Wolf were appointed as Co-Chief Executive Officers of Magna effective on April 4, 2005. The Board, on the recommendation of the Corporate Governance and Compensation Committee, approved employment arrangements with Magna for Mr. Walker and revised employment arrangements for Mr. Wolf. Effective April 4, 2005 their employment arrangements provided for an annual base salary ($110,500 in the case of Mr. Walker and $100,000 in the case of Mr. Wolf) and an annual incentive bonus based on a specified percentage of Magna's Pre-tax Profits before Profit Sharing (as defined in the Corporate Constitution). Approximately 22% of the annual incentive bonus to be received by each of them was to be paid in the form of RSUs. Subsequently, in July 2007 the Board, on the recommendation of the Corporate Governance and Compensation Committee, approved an increase in their annual incentive bonuses based on a specified percentage of Magna's Pre-tax Profits before Profit Sharing (as defined in the Corporate Constitution), approximately 33% of which was to be paid to each of them in the form of RSUs. Refer to "Restricted Shares and Restricted Share Units — Restricted Share Units" below. No other terms of employment were changed at that time. The principal terms and conditions of their employment arrangements have been approved by the Corporate Governance and Compensation Committee and the Board. In addition, the employment arrangements provide for the maintenance of the ownership of a minimum number of Magna Class A Subordinate Voting Shares, standard fringe benefits, confidentiality obligations and a twelve (12) month non-solicitation and non-competition obligation. In Mr. Wolf's case he is also entitled to the use of a leased automobile. Magna has the right to terminate either of their employment either by giving twelve (12) months prior written notice of termination or paying a retiring allowance equal to the base salary and incentive bonus (based on the specified percentage of Magna's Pre-tax Profits before Profit Sharing (as defined in the Corporate Constitution)) for the full fiscal year ending immediately prior to the date of termination. Any retiring allowance may be paid either in a lump sum or in twelve (12) equal monthly installments at Magna's option.

        For the period from January 1, 2005 to April 3, 2005 Mr. Walker was entitled under his employment contract with Intier to a base salary of Cdn.$315,000 and an annual incentive bonus based on a specified percentage of Intier's Pre-tax Profits before Profit Sharing (as defined in Intier's Corporate Constitution), standard fringe benefits and certain insurance coverage, was required to maintain ownership of a minimum number of Intier Class A Subordinate Voting Shares, and was subject to certain confidentiality obligations and a twelve (12) month non-solicitation and non-competition obligation.

        Mr. Wolf is employed by European subsidiaries of Magna. He entered into an employment contract in March, 1999 but effective January 1, 1999 in his role as President, Magna Europe. This employment contract was not replaced when Mr. Wolf became President and Chief Executive Officer of Magna Steyr effective February 21, 2001, when he was re-assigned to the position of Vice-Chairman of Magna on January 14, 2002, when he was appointed as Executive Vice-Chairman on May 9, 2002 or when he was appointed as Co-Chief Executive Officer effective April 4, 2005.

        Ms. Stronach became employed by Magna effective May 1, 2007, following which she was appointed as Executive Vice-Chairman effective May 4, 2007. She is currently employed by Magna under employment arrangements approved by the Independent Directors on the recommendation of the Corporate Governance and Compensation Committee. These arrangements provide for an annual base salary of $110,500 and an annual incentive bonus based on a specified percentage of Magna's Pre-tax Profits before Profit Sharing (as defined in the Corporate Constitution), approximately 33% of which is to be paid to her in the form of RSUs, as well as the general terms of employment described below. Refer to "Restricted Shares and Restricted Share Units — Restricted Share Units" below. The annual base salary and annual incentive bonus were pro-rated for fiscal 2007 to reflect her May 1, 2007 start date.

        Mr. Hogan left employment by Magna International of America, Inc. effective December 31, 2007, prior to which he was employed under an employment contract entered into effective August 5, 2004. In addition to the general terms of employment described below, on the commencement of employment, Mr. Hogan received 100,000 "sign-on" options for Magna Class A Subordinate Voting Shares at an exercise price of $77.59, was provided with RSUs equivalent to 112,072 Magna Class A Subordinate Voting Shares having an approximate value of $9 million at the time of the award in partial reimbursement for his lost pension entitlement at his former employer and received tax equalization for Canadian taxes. Under his termination of employment arrangements, Mr. Hogan has until December 31, 2008 to exercise his options for 100,000 Magna Class A Subordinate Voting Shares at the $77.59 exercise price and to receive a retirement allowance of $3 million (payable as to $750,000 on December 31, 2007 and on July 1, 2008 and as to $250,000 on the last day of each and every month from July 31, 2008 to and including December 31, 2008). In addition the 112,072 RSUs were converted to $10,335,690 effective November 15, 2007, which will continue to be paid out in ten equal annual installments commencing January 1, 2010 subject to continued compliance with certain terms, conditions and restrictions. Interest on the amount then outstanding is payable quarterly in arrears to Mr. Hogan calculated based on the mutually agreed rate. Mr. Hogan's employment and termination arrangements were approved by the Corporate Governance and Compensation Committee and the Board. Refer to "Restricted Shares and Restricted Share Units — Restricted Share Units" below, the "Summary Compensation Table" above and the "Aggregate Option/SAR Exercises" table above.

        Mr. Galifi is currently employed by Magna under an employment contract entered into effective January 1, 2002, as amended effective June 17, 2004 and April 4, 2005. His current employment arrangements, which have been approved by the Board on the recommendation of the Corporate Governance and Compensation Committee, provide for an annual base salary of $110,500 and an annual incentive bonus based on a specified percentage of Magna's Pre-tax Profits before Profit Sharing (as defined in the Corporate Constitution). In July 2007, the Board, on the recommendation of the Corporate Governance and Compensation Committee, approved an increase in his annual incentive bonus based on a specified percentage of Magna's Pre-tax Profits before Profit Sharing (as defined in the Corporate Constitution), approximately 33% of which was to be paid to him in the form of RSUs. Refer to "Restricted Shares and Restricted Share Units — Restricted Share Units" below. His employment arrangements also include the general terms of employment described below.

        Mr. Skudutis is currently employed by Magna under an employment contract entered into effective January 1, 2007, which reflects the employment arrangements approved by the Board on the recommendation of the Corporate Governance and Compensation Committee. The employment contract provides for an annual base salary of $110,500 and an annual incentive bonus based on a specified percentage of Magna's Pre-tax Profits before Profit Sharing (as defined in the Corporate Constitution) and of the net profits of the operating groups for which he is responsible, as well as the general terms of employment described below.

        The employment contracts or arrangements for Messrs. Galifi and Skudutis and Ms. Stronach also provide for the maintenance of the ownership of a minimum number of Class A Subordinate Voting Shares, standard fringe benefits confidentiality obligations and twelve (12) month non-solicitation and non-competition obligations. The employment contracts or arrangements also provide that employment may be terminated by Magna either by giving twelve (12) months prior written notice of termination or by paying a retiring allowance equal to the base salary and incentive bonus (based on the specified percentage of profit sharing) for the full fiscal year ending immediately prior to the date of termination. Any retiring allowance may be paid either in a lump sum or in twelve (12) equal monthly installments at Magna's option.

        Following a review during 2006 of personal benefits made available to Messrs. Walker, Wolf and Galifi and those generally available to comparable executive officers at North American companies, including access to corporate aircraft and facilities, the Corporate Governance and Compensation Committee approved the reimbursement of Messrs. Walker and Galifi for the premiums for certain life insurance policies, grossed-up for tax in each case. In the case of Mr. Wolf, the Corporation obtained an insurance policy having a death benefit of Cdn.$10 million payable to Mr. Wolf's beneficiaries in the event of his death and paid the annual premium in the amount of Cdn.$193,873. In addition, the Corporate Governance and Compensation Committee approved limited personal use of corporate assets, including aircraft and facilities, by members of executive management under the terms and conditions of corporate policies established by the Committee.

        The maximum total amount potentially payable by Magna pursuant to the employment contracts or arrangements described above for severance is approximately $30.8 million in the aggregate. No notice, retiring allowance or other severance payment is required where Magna terminates their employment for just cause or on their voluntary resignation under any of the preceding employment contracts or arrangements.

        No payments are required to be to made to any of the Named Executive Officers referred to above in the event of a change of control of Magna.

Restricted Shares and Restricted Share Units

Restricted Shares

        In December 2002 the Corporate Governance and Compensation Committee recommended, and the Board approved, revised terms of employment for Messrs. Galifi and Wolf to be effective commencing with fiscal 2002. These terms of employment included the implementation of a long-term retention (restricted share) arrangement for each of them, which involved the sale or award to each of Class A Subordinate Voting Shares of Magna and its then public automotive subsidiaries (Intier, Decoma and Tesma) which were to be provided from Magna's holdings and/or purchased privately or on the TSX and were to be subject to the various restrictions described below. These long-term retention (restricted share) arrangements were completed in 2003. Subsequently, the Corporate Governance and Compensation Committee recommended, and the Board approved, additional long-term retention (restricted share) arrangements in June 2004 involving the sale to each of Messrs. Galifi and Wolf of Class A Subordinate Voting Shares of Magna and its then public automotive subsidiaries and in December 2004 involving the sale to Mr. Wolf of Class A Subordinate Voting Shares of Decoma and Intier. All of these long-term retention (restricted share) sales or awards are subject to the terms, conditions and restrictions described in the related Long-Term Retention (restricted share) share purchase or award agreements and are on substantially the same terms and conditions other than the relevant dates as the restricted shares sold or awarded in fiscal 2005 which are described below.

        In April 2005, the Corporate Governance and Compensation Committee recommended, and the Board approved, additional long-term retention (restricted share) arrangements involving the sale to Mr. Wolf and the award to Messrs. Galifi and Walker of Magna Class A Subordinate Voting Shares which were to be purchased privately or on the TSX. The restricted shares acquired by them in fiscal 2005 pursuant to these arrangements are subject to certain terms, conditions and restrictions described in their respective employment contracts and/or the related Long-Term Retention (restricted share) share purchase or award agreements, which are substantially the same as the terms, conditions and restrictions in respect of the restricted shares acquired previously by Messrs. Wolf and Galifi in fiscal 2003 and 2004 other than the relevant dates. Pursuant to the terms of the Long-Term Retention (restricted share) agreements, ten percent (10%) of the restricted shares were to be released to each such individual on January 1, 2009 and on each January 1 thereafter to and including January 1, 2018, subject to the condition that each individual: (i) remains employed by Magna or an affiliate up to the earlier of the date of normal retirement or December 31, 2008; (ii) at any time while employed, Magna's capital expenditures must not in each fiscal year, without prior approval of the Board, exceed a specified amount for such fiscal year; (iii) does not compete with, or disclose confidential information of, Magna; and (iv) devotes his full time and attention to Magna's business. If at any time up to and including the January 1, 2018 release date the individual becomes permanently disabled and is unable as a result to perform his or her duties and responsibilities in the normal course of business, 33 1/3% of the unreleased restricted shares will be immediately released and an additional 33 1/3% will be released on the next two anniversary dates of the date of such release, subject to the continued satisfaction of certain conditions. Upon death, 100% of the restricted shares will be immediately released. In the event an individual reaches normal retirement prior to December 31, 2008, the restricted shares will be released as to 10% on the first anniversary date of retirement and as to 10% on each subsequent anniversary date of retirement, subject to the continued satisfaction of certain conditions. The restricted shares will not vest, and all 10% installments which have not yet been made will be surrendered to Magna and not be released, if an individual at any time (i) competes with the business of Magna and/or its affiliates, (ii) solicits the employees of Magna and/or its affiliates for employment or otherwise, (iii) does not devote his/her full time and attention to the business of Magna and/or its affiliates and directly or indirectly owns more than 10% of the equity of an active operating business without Magna's consent, or (iv) if the individual is dismissed for cause. Dividends are payable to them with respect to the restricted shares, subject to forfeiture.

        In March 2007, the Corporate Governance and Compensation Committee recommended, and the Board approved, a long-term retention (restricted share) arrangement involving the award to Mr. Skudutis of 26,945 Magna Class A Subordinate Voting Shares which were to be provided from Magna's holdings and/or purchased privately or on the TSX. The restricted shares acquired by him in fiscal 2007 pursuant to these arrangements are subject to certain terms, conditions and restrictions described in his employment contract and/or the related Long-Term Retention (restricted share) award agreement, which are substantially the same as the terms, conditions and restrictions in respect of the restricted shares acquired previously by Messrs. Wolf, Galifi and Walker in fiscal 2005 other than the relevant dates. These dates are January 1, 2012, January 1, 2021 and December 31, 2011.

        The total number of restricted shares received by Messrs. Walker, Wolf, Galifi and Skudutis in respect of fiscal 2003, 2004, 2005, 2006 and 2007 and their total value based on the closing price for Magna Class A Subordinate Voting Shares on December 31, 2007 on the NYSE ($80.43) are as follows:

Name	Total Restricted Shares	Total Value

D. Walker	146,037	$11,744,300

S. Wolf	345,454	27,781,410

V. Galifi	70,212	5,646,450

T. Skudutis	26,945	2,166,920

        Also refer to the "Summary Compensation Table" above and related footnotes as well as the "Corporate Governance and Compensation Committee and Report on Executive Compensation — Report on Executive Compensation" below.

Restricted Share Units (RSUs)

        In conjunction with Mr. Hogan's employment with Magna effective August 4, 2004, the Corporate Governance and Compensation Committee recommended and the Board approved the award of 112,072 RSUs (equivalent to Magna Class A Subordinate Voting Shares) to Mr. Hogan in order to attract him as an employee and to replace in part certain pension benefits he lost in leaving his former employer. These RSUs were fully vested at the time of grant subject to the terms, conditions and restrictions contained in his employment contract and the related restricted share unit agreement. These RSUs were converted to $10,335,690 effective November 15, 2007 in connection with his termination of employment. Ten percent (10%) of this amount will be released on January 1, 2010 and on each January 1 thereafter to and including January 1, 2019, subject to the condition that he does not compete with the business of the Corporation and its affiliates (excluding employment by OEM automobile manufacturers), disclose confidential information of Magna or its affiliates or solicit non-administrative or non-clerical employees of Magna or its affiliates for employment. If at any time up to and including January 1, 2010 he becomes permanently or totally disabled, 33 1/3% of the unreleased amount will be immediately released and an additional 33 1/3% will be released on the next two anniversary dates, subject to the continued satisfaction of the conditions. Upon death, 100% of the unreleased amount will be immediately released. Interest on the amount then outstanding is payable quarterly in arrears to Mr. Hogan calculated based on the mutually agreed rate. Otherwise, the fixed proceeds are to be paid to Mr. Hogan pursuant to the terms and conditions described above provided he fully complies with the terms, conditions and restrictions.

        In April 2005, the Corporate Governance and Compensation Committee recommended, and the Board approved, following the completion of the privatization of Intier, Decoma and Tesma, an increase in the annual incentive bonus, which was based on a specified percentage of Magna's Pre-tax Profits before Profit Sharing (as defined in the Corporate Constitution), for Messrs. Walker, Wolf and Galifi. In addition, in July 2007, but effective April 1, 2007, the Corporate Governance and Compensation Committee recommended, and the Board approved, an increase in the annual incentive bonus, which was based on a specified percentage of Magna's Pre-tax Profits before Profit Sharing (as defined in the Corporate Constitution), for Messrs. Walker, Wolf and Galifi. In both cases, all of this increase was to be paid in the form of RSUs. These RSUs are subject to certain terms, conditions and restrictions described in their respective employment contracts and/or Restricted Share Unit Account Agreements. Following the completion of each fiscal quarter and the related calculation of the incentive bonus for such quarter, approximately 22% (33% effective April 1, 2007) of the annual incentive bonus payable for such quarter is credited to a Restricted Share Unit Account in the form of RSUs. The number of RSUs credited each quarter is based on the amount of the RSU based portion of the annual incentive bonus credited in respect of such quarter divided by the twenty (20) day weighted average closing price of Magna Class A Subordinate Voting Shares on the NYSE ending on the last trading day of the relevant fiscal quarter. Dividends are paid in cash to each participant on each dividend payment date based on the number of RSUs in the Restricted Share Unit Account on the dividend record date for dividends on Magna's Class A Subordinate Voting Shares. The RSUs credited to each participant's Restricted Share Unit Account are to be automatically redeemed in respect to each participant on the tenth business day of each January following December 31 of the third fiscal year following the fiscal year in which the credits are first made to the Restricted Share Unit Account. The first redemption was calculated effective December 15, 2007 and paid prior to December 31, 2007. Each redemption payment will be equal to the number of RSUs credited in respect of each such fiscal year multiplied by the twenty (20) day weighted average trading price of Magna Class A Subordinate Voting Shares on the NYSE determined as of the trading day immediately prior to the December 15 redemption date. Magna is entitled at its sole option to pay the redemption price either in cash or in the form of Magna Class A Subordinate Voting Shares which have been obtained privately or on the TSX. Upon death, disability or normal retirement, 100% of the RSUs in the Restricted Share Unit Account will be immediately redeemed. Upon dismissal without cause, 100% of the RSUs will be redeemed on the normal redemption date. In the event a participant voluntarily resigns or is dismissed for cause, all of the RSUs in the Restricted Share Unit Account will be cancelled and no further redemptions or other payments made.

        Also refer to the "Summary Compensation Table" above and the "Corporate Governance and Compensation Committee and Report on Executive Compensation — Report on Executive Compensation" below.

CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE AND
REPORT ON EXECUTIVE COMPENSATION

Composition of Corporate Governance and Compensation Committee

        The Corporate Governance and Compensation Committee is composed of Messrs. Michael D. Harris (Chairman), Klaus Mangold and Donald Resnick, all of whom are Independent Directors, and operates under applicable law in addition to its written charter which was approved by the Board on February 26, 2004 and last amended on March 24, 2006.

        Pursuant to its charter, this Committee:

  •
  develops Magna's system of and overall approach to, assesses the Board's approach to and makes recommendations to the Board regarding, corporate governance;

  •
  reviews and makes recommendations to the Board with respect to compensation and benefits for Magna's executive officers, including the Chief Executive Officers' compensation;

  •
  reviews and makes recommendations to the Board regarding incentive compensation and equity-based plans;

  •
  administers those functions delegated to it by the Board in respect of the Stock Option Plan;

  •
  administers the Pension Plan for Canadian Employees (the "Canadian Pension Plan");

  •
  reviews and makes recommendations to the Board with respect to succession planning;

  •
  reviews and makes recommendations to the Board with respect to Board compensation; and

  •
  from time to time reviews and makes recommendations to the Board regarding certain related party matters, including lease matters involving MI Developments Inc. and business transactions involving subsidiaries and affiliates of Basic Element and RM.

        The Committee met seventeen (17) times during fiscal 2007.

Report on Executive Compensation

        Magna's unique, entrepreneurial corporate culture has evolved since its founding over five decades ago. Two key elements of this entrepreneurial culture are the emphasis on decentralization, which provides a high degree of autonomy at all levels of operation, as well as employee profit sharing. Certain aspects of this culture were formalized in 1984 when Magna's shareholders adopted the Corporate Constitution as part of its Articles. The Corporate Constitution balances the interests of shareholders, employees and management, defines the rights of employees (including management) and investors to participate in Magna's profits and growth and reflects certain of the entrepreneurial operational and compensation philosophies developed since Magna's founding which align employee (including management) and shareholder interests. These operational and compensation philosophies and the Corporate Constitution enable Magna to maintain an entrepreneurial environment which encourages productivity, ingenuity and innovation.

        In order to enable this entrepreneurial culture to continue to flourish, the Committee and the Board have supported the continued application of Magna's long established compensation philosophies, which have been essential to its continued success over several decades and its ability to attract, retain and motivate skilled, entrepreneurial employees at all levels of the Magna organization, as well as to maintain the alignment of shareholder and employee (including management) interests and create long-term shareholder value.

        In order to achieve this, and consistent with the concepts reflected in the Corporate Constitution, certain managers who have senior operational or corporate responsibilities receive a remuneration package consisting of a base salary (which generally is lower than comparable industry standards) and an annual incentive bonus based on direct profit participation at the operating or corporate level at which such manager is involved. Managers who are direct profit participators are not eligible to participate in any Magna sponsored pension plans or savings plans (Group Registered Retirement Savings/401(k) Plans) or in the Magna Employee Equity Participation and Profit Sharing Plans which are funded through the allocation of ten percent (10%) of Magna's Pre-tax Profits before Profit Sharing (as defined in the Corporate Constitution).

        The Committee applies the following principles in determining or reviewing recommendations for compensation for executive officers:

  Base Salaries.    Base salaries should be at levels below base salaries for comparable positions within an appropriate comparator group of North American companies which have global businesses and are not generally increased on an annual basis. Fixed compensation costs are therefore minimized in cyclical or other down periods, with financial rewards coming principally from variable incentive bonus compensation and long-term incentive compensation. Refer to "Compensation of Executive Officers — Summary Compensation Table" above.

  Incentive Compensation.    The amount of direct profit participation (incentive bonuses) and therefore the amount of compensation "at risk" increases with the level of performance and/or responsibility. Due to the variable nature of profit participation, incentive bonus compensation is generally reduced in cyclical or other down periods where profits are also reduced. The Committee believes that this linkage is desirable. As a result, senior corporate management (including executive officers) and senior operational managers have an incentive to emphasize consistent growth in profitability over the medium- to long-term to ensure stable levels of annual compensation. Variable incentive bonus compensation in the form of profit participation for fiscal 2007 paid to the Named Executive Officers represents more than 97% of each individual's total cash compensation.

  Under the Corporate Constitution the aggregate profit participation (incentive bonuses) paid and payable to "Corporate Management" (which includes the Named Executive Officers and certain other executive officers of Magna) in respect of any fiscal year must not exceed 6% of Magna's Pre-tax Profits before Profit Sharing (as defined in the Corporate Constitution) for such year.

  Long-Term Incentives.    Minimum stock ownership has been required of all direct profit participators (including the Named Executive Officers) since 1985 in order to align their interests with those of shareholders and to encourage the enhancement of shareholder value.

  Following a review with its external compensation consultants, in fiscal 1998 the Committee recommended to the Board the implementation of a long-term incentive program involving annual grants under the Stock Option Plan to management and other eligible employees as part of total compensation. Prior to that, options had been granted sporadically. The Committee believed that, in addition to the existing mandatory stock maintenance program, such a program would assist in retaining such employees by providing them with an opportunity for capital appreciation and would further align their interests with shareholders. As a result of the implementation of this program, up until December 2003 options were generally granted as part of total compensation on an annual basis by the Board on the recommendation of the Committee to members of management (including executive officers) and other eligible employees in respect of each fiscal year based on their individual performance and Magna's performance during the prior fiscal year. In 2003 the Committee recommended that the option term for future option grants be reduced from 10 years to 7 years and that a specified portion of the net after-tax gain upon any exercise by senior management be retained as part of the ongoing share maintenance requirement for senior management. No option grants to the Named Executive Officers in respect of fiscal 2005, 2006 or 2007 have been recommended by the Committee at this time.

  The Committee has also considered various other equity or equity alternatives with the objective of increasing Magna equity ownership, encouraging potential participants to make a long-term commitment to Magna and ensuring certain basic corporate principles were followed both during and following employment. These arrangements were intended to supplement and/or replace annual option grants. After an extensive review with various external tax, legal, accounting and compensation advisors during fiscal 2002, the Committee recommended to the Board that Magna replace stock option grants as a form of long-term incentive compensation for certain executive officers and implement a long-term retention (restricted share) arrangement involving the sale or award to each of them of Class A Subordinate Voting Shares of Magna and its then public automotive subsidiaries. Under the proposed arrangements, Magna would utilize Class A Subordinate Voting Shares held by it or acquire Class A Subordinate Voting Shares privately and/or on the TSX for subsequent sale or award to the individuals involved, subject to certain terms, conditions and restrictions. The restricted shares to be received would be released in equal amounts over a ten (10) year period following a qualifying period (generally three to five years), subject to satisfaction of the specified terms, conditions and restrictions which will be applicable both during the qualifying period and thereafter during the ten (10) year release period.

  The Independent Directors subsequently approved the Committee's recommendations in December 2002, following which the Board implemented the long-term retention (restricted share) arrangements for Messrs. Galifi and Wolf during fiscal 2003, 2004 and 2005. In fiscal 2005 the Committee also recommended, and the Independent Directors approved, an award of restricted shares to Mr. Walker following his appointment as a Co-Chief Executive Officer in April 2005. Subsequently, during fiscal 2007 the Committee recommended, and the Independent Directors approved an award of restricted shares to Mr. Skudutis in respect of his performance in fiscal 2006.

  In addition, during fiscal 2005 and 2006 the Committee completed its consideration of various equity or equity alternatives, with the assistance of its external compensation advisors, and recommended that various forms of restricted share units (RSUs) be utilized in the future with respect to various levels of senior operational or corporate management, in addition to and/or in replacement of stock options and restricted shares. These recommendations were then implemented by Management under the supervision of the Committee.

  The implementation of these option, restricted share and RSU arrangements by Magna directly linked these individuals with other Magna shareholders, encouraged their creation of shareholder value and, in the case of restricted shares, acted as an incentive to retain them over the lengthy three to five year qualification period and the additional ten year release period. Refer to "Compensation of Executive Officers — Summary Compensation Table" and "— Restricted Shares and Restricted Share Units" above for details regarding the value of the restricted shares sold or awarded and the RSUs awarded as well as the terms, conditions and restrictions applicable to the Named Executive Officers.

  Employment Arrangements.    Magna generally utilizes written employment contracts with its executive officers to reflect the terms of their employment, including base salary, profit participation, termination, stock maintenance, confidentiality, non-solicitation and non-competition arrangements. Prior to the renewal and/or material amendment of each such contract, the Committee generally reviews the executive officer's compensation and other terms of employment in the context of Magna's historical compensation philosophies and policies and relevant comparators as well as the officer's individual performance, with the objective of ensuring that such compensation is commensurate with Magna's performance and is primarily "at risk". In the case of executive officers who participate in Magna's Pre-tax Profits before Profit Sharing (as defined in the Corporate Constitution), the Independent Directors on the Board review and approve any proposed compensation following consideration and recommendation by the Committee.

  Competitive Compensation.    In addition, the Committee also regularly conducts a review of total compensation of the executive officers with the assistance of external compensation consultants retained by the Committee, using compensation for a comparator group of North American companies. This ensures that Magna's historical approach to compensation as well as the compensation principles adopted by the Committee continue to be implemented with the objective of ensuring the continued competitiveness of total compensation for senior management.

        Messrs. Walker and Wolf assumed the role of the Co-Chief Executive Officers in April 2005. In order to attract Mr. Walker to rejoin Magna following the privatization of Intier on April 3, 2005, and to retain Mr. Wolf, the Committee recommended their appointments as Co-Chief Executive Officers. Their base salary, annual profit participation (incentive bonuses), long-term incentives and other compensation referred to in the Summary Compensation Table as well as the other terms and conditions of their employment were reviewed by the Committee. In reviewing their compensation, the Committee considered their reputations in the automotive components industry and other factors. Based on its review, the Committee recommended an increase in Mr. Wolf's annual incentive bonus in the form of an increased percentage of Magna's Pre-tax Profit before Profit Sharing (as defined in the Corporate Constitution), subject to the increase being payable in the form of RSUs. As Co-Chief Executive Officer, the Committee recommended that Mr. Walker receive the standard US$110,500 Base Salary and the same percentage of Magna's Pre-tax Profit before Profit Sharing (as defined in the Corporate Constitution) as Mr. Wolf, with an additional award of US$10 million in Magna Class A Subordinate Voting Shares in the form of restricted shares as a long-term retention device. The Independent Directors subsequently approved their compensation, following the recommendation of the Committee, effective April 4, 2005.

        As part of its regular review during 2006, the Committee retained external compensation advisors to provide a comparative compensation report in respect of fiscal 2006 compensation for various Magna executive officers. As part of this review the Committee considered the benefits generally available to executive officers at North American companies, including access to corporate aircraft and facilities and other common fringe benefits, as well as the complete absence of pension and other retirement benefits at Magna. The Committee also considered certain insurance arrangements, including the life insurance which had previously been put in place for Mr. Walker while employed by Intier. Following its review, the Committee approved the reimbursement on an after-tax basis of life insurance premiums for Messrs. Walker (subject to cancellation of the existing insurance policy) and Galifi and payment of life insurance premiums with respect to Mr. Wolf. The Committee also established the amounts to be charged with respect to personal use of corporate assets, including aircraft usage. Refer to "Compensation of Executive Officers — Summary Compensation Table" above. During its review the Committee concluded that the provision of life insurance benefits in the absence of meaningful life insurance and pension benefits and the provision of limited personal use of corporate assets was reasonable in the context of total compensation for these executive officers.

        During 2007, the Corporate Governance and Compensation completed a review of compensation arrangements for key members of executive management of Magna and its operating groups, to ensure that such arrangements appropriately address Magna's continuing ability to retain and motivate senior management and continue to reflect fully Magna's long-established entrepreneurial compensation philosophy, principles and practices. The review was timely in view of, and took into account, the demands on executive management as Magna addressed its Russian strategy and other aspects of globalization and implemented other strategic initiatives. As part of the review process, the Committee also dealt with the employment arrangements for Ms. Belinda Stronach as Executive Vice-Chairman. Following several meetings, the Committee approved the compensation arrangements described below and recommended their approval by the Board. The Independent Directors on the Board subsequently unanimously approved the arrangements, with Messrs. Stronach, Walker and Wolf having declared their interests and abstained from voting.

        Among the significant factors the Committee took into account in its 2007 review were: the substantial challenges facing senior management as Magna responds both to the rapid globalization of the automotive industry and the challenging operating environment; the implementation of the Russian strategy would pose challenges commensurate with the opportunities; the intense competition for experienced senior managers in the global automotive industry; and the need to provide competitive compensation. A key element of Magna's historical compensation philosophy is that executive management compensation should be tied heavily to corporate profitability. The Committee concluded that this should be further expanded and that the linkage to shareholder returns should be enhanced by substantially increasing the portion of annual incentive bonuses to be received in the form of RSUs.

        Accordingly, the percentages of Magna's Pre-tax Profits before Profit Sharing (as defined in the Corporate Constitution) used to determine the respective annual incentive bonuses of Messrs. Walker, Wolf and Galifi (all of whom were Named Executive Officers in 2007) were increased, and the portions to be taken in the form of RSUs were increased to approximately 33% from 22%. Further, the Committee concluded that Mr. Wolf should receive a $500,000 special award for his extensive efforts over the past year in developing Magna's Russian business and addressing Magna Steyr's future.

        The Committee also reviewed and recommended to the Board the compensation arrangements for Ms. Belinda Stronach who resumed employment with Magna effective May 1, 2007 and was subsequently appointed as Executive Vice-Chairman. Ms. Stronach's compensation consists of a base salary and annual incentive bonus based on a specified percentage of Pre-tax Profits before Profit Sharing (as defined in the Corporate Constitution) (approximately 33% of which is to be received in the form of RSUs) and the terms of her employment are otherwise generally consistent with those of the Co-Chief Executive Officers, the

President and the Chief Financial Officer. These arrangements recognize the value of Ms. Stronach's return to an executive management position within Magna in view of her extensive knowledge of Magna and its culture, her experience as a former CEO and her recent experience in government.

        In conducting its review during 2007 of compensation arrangements for the key members of Magna's executive management, the Committee had the benefit of advice and analysis from an outside compensation consultant and of independent legal advice. The advice and analysis (including comparative data) from Towers Perrin assisted the Committee in concluding that the changes were well designed in furtherance of Magna's overall compensation philosophy, would enhance the motivation of executive management and would be consistent with shareholder objectives.

        Mr. Stronach's historical compensation reflects his special position as Magna's founder and architect of Magna's unique, entrepreneurial corporate culture. Until February 28, 1994, almost all of Mr. Stronach's compensation had been in the form of variable incentive bonus compensation paid to him as part of Magna's Corporate Management. As described above, since it was adopted in 1984, the Corporate Constitution has provided for the payment of incentive bonus compensation to Corporate Management of up to 6% of Magna's Pre-tax Profits before Profit Sharing (as defined in the Corporate Constitution) in any fiscal year.

        As part of Magna's global expansion strategy, Mr. Stronach moved to Europe in early 1994 with the goal of replicating Magna's North American capabilities in Europe. At the time of this move, virtually all of Mr. Stronach's compensation had been variable incentive bonus compensation in the form of annual profit participation reflecting Magna's continued financial success. For Magna's most recent fiscal year prior to his move, Mr. Stronach had received annual incentive bonus compensation equal to 3% of Magna's Pre-tax Profits before Profit Sharing (as defined in the Corporate Constitution). At the time of his move to Europe, new arrangements were entered into by certain of Magna's European subsidiaries, initially with SCo and later with Mr. Stronach as well, under which SCo and Mr. Stronach provided business development and consulting services, including the coordination of global strategies, to certain European subsidiaries of Magna in exchange for annual fees paid by the contracting European subsidiaries. The Committee first reviewed these business development and consulting arrangements during fiscal 1994. Since then the Committee has reviewed the annual fees payable under these arrangements on an annual basis as well as all amendments to, extensions of and replacements for the arrangements that have occurred since 1994, primarily as a result of various corporate reorganizations. Although these annual fees are not part of the incentive bonus compensation available to Corporate Management under the Corporate Constitution, these fees and those paid to Mr. Stronach have continued to annually approximate 3% of Magna's Pre-tax Profits before Profit Sharing (as defined in the Corporate Constitution) and, if combined with the incentive bonus compensation paid to Corporate Management (including the Named Executive Officers), have not exceeded on an annual basis the total 6% of Magna's Pre-tax Profits before Profit Sharing (as defined in the Corporate Constitution) that is available to Corporate Management under the Corporate Constitution.

        Following the annual review conducted by the Committee in respect of arrangements for fiscal 2008, the Committee concluded that the arrangements which it considered and approved in respect of fiscal 2005, 2006 and 2007 should be continued. The Committee had previously recommended in March 2004 that the arrangements be continued but revised to reflect a direct linkage to Magna's Pre-tax Profits before Profit Sharing (as defined in the Corporate Constitution) and that a portion of the fees should be paid in North America. Accordingly, the Committee recommended at that time that: the arrangements be extended until December 31, 2004; the annual fees be set so that they aggregated 3% of Magna's Pre-tax Profits before Profit Sharing (as defined in the Corporate Constitution) for fiscal 2004 (of which a minimum $1.5 million would be payable to Mr. Stronach personally for services provided to certain subsidiaries in Austria); and the total incentive compensation paid to Corporate Management for fiscal 2004, when combined with the fees paid under these arrangements, not exceed the 6% of Pre-tax Profits before Profit Sharing (as defined in the Corporate Constitution) that is available for incentive bonus compensation to Corporate Management under the Corporate Constitution. In addition, the Committee recommended at that time that approximately one-third of the total fees for fiscal 2004 be payable by Magna to Stronach Consulting Corp., an Ontario corporation controlled by Mr. Stronach, for various business services. These services included the coordination of global strategies being provided to Magna and its affiliates in North America and elsewhere outside Europe. By changing the aggregate annual fees payable to SCo, Stronach Consulting Corp. and Mr. Stronach from a fixed amount to a specified profit participation, the fees for fiscal 2004 were tied directly to the future profitability of Magna, consistent with the variable incentive compensation philosophy set out in the Corporate Constitution and with the objectives of the Committee as described above under "Incentive Compensation".

        During its review of these arrangements in respect of fiscal 2005, the Committee concluded that the arrangements put into place in respect of fiscal 2004 should be continued, with an increase in the annual fee payable to Mr. Stronach personally in Austria to $2.3 million, subject to the provision that if the total fees payable under these consulting arrangements in respect of fiscal 2005 were to exceed 3% of Magna's Pre-tax Profits before Profit Sharing (as defined in the Corporate Constitution) for fiscal 2005 by reason of the minimum fee payable to Mr. Stronach directly for services provided to certain Austrian subsidiaries, Mr. Stronach would receive only a total of 3%. Following its review of these arrangements in respect of fiscal 2006, the Committee concluded that the arrangements put in place for fiscal 2005 should be continued, including the 3% maximum.

        During its review of these arrangements in respect of fiscal 2008, the Committee considered the continuing significant and strategic value to Magna of the services performed by and continuing to be performed by SCo, Stronach Consulting Corp. and Mr. Stronach directly, including: the identification of new Chief Operating Officers; continued leadership in developing positive union relationships in North America, including the implementation of the Framework for Fairness in Canada with the CAW and continued interaction with the UAW; activities relating to the establishment and future expansion of Magna's business in Russia; product innovation, including new vehicle and "green" concepts; and other services. The Committee also considered the nature of arrangements put in place in respect of fiscal 2005, 2006 and 2007. As part of its review, the Committee continued to recognize that Mr. Stronach continued to have business activities unrelated to Magna, but that this does not detract from the quality and value of his ongoing contribution to Magna as he continues to make himself available whenever required to carry out the foregoing services to be provided by SCo, Stronach Consulting Corp. and himself to Magna and its affiliates. As a result "profit" continued to be the sole measure of performance, which was appropriate considering the nature of Magna's business and the automotive components industry and was consistent with Magna's historical approach to incentive compensation. The Committee considers that these arrangements are fair and in the best interests of Magna and that the fees involved continue to be justified by the value of the services provided.

        The material terms and conditions of each of the contractual arrangements described above, including the fees paid for fiscal 2007 and the fees payable for fiscal 2008, were reviewed by the Committee and, following the recommendations of the Committee, approved by the Independent Directors as being fair and in the best interests of Magna.

        In addition to the consulting arrangements described above, Mr. Stronach receives a salary of $200,000 per annum for performing his duties as Chairman of Magna.

        Also refer to the "Compensation of Executive Officers — Summary Compensation Table" above and "Interests of Management and Other Insiders in Certain Transactions — Consulting and Business Development Agreements" below.

        Magna believes that its continued growth, strong balance sheet and significant cash position despite difficult industry conditions during fiscal 2007, position it for long-term growth in shareholder value, which justifies competitive financial rewards for executive officers which are substantially all contingent on Magna's continued profitability.

        The foregoing report is submitted by the Corporate Governance and Compensation Committee of the Board:

Michael D. Harris (Chairman)	Klaus Mangold
Donald Resnick

CORPORATE GOVERNANCE PRACTICES

        Magna has adopted certain structures, policies and procedures, in addition to its Corporate Constitution, to ensure that effective corporate governance practices are followed and the Board functions independently of Management. The Statement of Corporate Governance Practices contained in Appendix A describes Magna's approach to corporate governance, with specific reference to Magna's Corporate Constitution, which reflects Magna's historical commitment to effective corporate governance since its adoption in 1984, as well as to the applicable regulatory requirements, including the NYSE Listing Standards and governance guidelines reflected in National Policy 58-201 — Corporate Governance Guidelines.

SHARE PERFORMANCE GRAPH

        The following graph compares the yearly total cumulative shareholder return (assuming reinvestment of dividends) for Cdn.$100 invested in Magna Class A Subordinate Voting Shares on December 31, 2002, with the cumulative return of the S&P/TSX Total Return Composite Index during the five years ended December 31, 2003, 2004, 2005, 2006 and 2007.

Value of Cdn.$100 Invested on December 31, 2002

Fiscal Years	December 31, 2003 (Cdn.$)	December 31, 2004 (Cdn.$)	December 31, 2005 (Cdn.$)	December 31, 2006 (Cdn.$)	December 31, 2007 (Cdn.$)

Magna Class A	139.40	134.60	117.30	133.70	115.80

S&P/TSX Total Return Composite	126.70	145.10	180.10	211.20	231.90

        The total cumulative shareholders' return for Cdn.$100 invested in Magna's Class A Subordinate Voting Shares was Cdn.$115.80, compared to Cdn.$231.90 for the S&P/TSX Total Return Composite Index.

        On September 2, 2003, Magna spun-out MID. As a result of this, Magna Class A Subordinate Voting and Class B Shareholders received 0.5 of a MID Class A Subordinate Voting Share for each Magna Class A Subordinate Voting Share held by such shareholder. The total cumulative shareholders' return above assumes that shareholders sold the MID Class A Subordinate Voting Shares received by them at a price of Cdn.$31.85 per share on the distribution date and re-invested the proceeds into additional Magna Class A Subordinate Voting Shares on that date.

INTERESTS OF MANAGEMENT AND OTHER INSIDERS IN CERTAIN TRANSACTIONS

Consulting and Business Development Agreements

        Under a Consulting Agreement dated August 1, 1994 between Magna Investments S.A., a Belgian corporation and a direct subsidiary of Magna, and SCo, an associate of Mr. Stronach, SCo provides for an annual fee certain consulting services to Magna Investments S.A. and its subsidiaries and affiliates located in Europe (excluding those in Austria). As a result of a reorganization of Magna's subsidiaries in Europe, this Consulting Agreement was assigned to New Magna Investments S.A., a Belgian corporation, effective July 26, 2001. This Consulting Agreement had an original term of five years ending July 31, 1999, with annual fees to be mutually agreed upon for each twelve (12) month contract period. The contract period was changed to the calendar year in 2002 and the original term was subsequently extended on an annual basis until December 31, 2006. During 2005 New Magna Investments S.A. merged into Intier Investments S.A. and another Belgian affiliate of Magna and subsequently changed its name back to New Magna Investments S.A. In March 2007 the term of this Consulting Agreement was further extended from January 1, 2007 to December 31, 2007 for an annual fee in an amount equal to one percent (1%) of Magna's Pre-tax Profits before Profit Sharing (as defined in the Corporate Constitution) (less $1.15 million) for the contract period, such fee to be payable quarterly in arrears. For fiscal 2007 the annual fee was $12.2 million. In March 2008 the term of this Consulting Agreement was further extended from January 1, 2008 to December 31, 2008 for an annual fee in an amount equal to one percent (1%) of Magna's Pre-tax Profits before Profit Sharing (as defined in the Corporate Constitution) (less $1.15 million) for the contract period, such fee to be payable quarterly in arrears. Refer to "Compensation of Executive Officers — Summary Compensation Table" above.

        Effective August 1, 1997 Magna Investments S.A. and SCo entered into a Business Development Agreement under which SCo provides for an annual fee certain business development services to Magna Investments S.A. and, on behalf of Magna Investments S.A., to certain of its European affiliates (excluding those in Austria) which have contracted with Magna Investments S.A. to develop business opportunities and provide certain other services on a global basis to achieve the global business development plan of each such Magna European affiliate. As a result of a reorganization of Magna's subsidiaries in Europe, this Business Development Agreement was assigned to New Magna Investments S.A. effective July 26, 2001. This Business Development Agreement had an original term of five years ending July 31, 2002, with annual fees to be mutually agreed upon for each twelve (12) month contract period. In March 2002 the term of the Business Development Agreement was extended for an additional five months from July 31, 2002 to December 31, 2002 and the original term was subsequently extended on an annual basis until December 31, 2006. As a result of a further reorganization of Magna's subsidiaries in Europe, the Business Development Agreement was assigned to Magna International Investments S.A., a Luxemburg corporation and direct subsidiary of Magna, effective April 1, 2004. In March 2007 the term of this Business Development Agreement was further extended from January 1, 2007 to December 31, 2007 for an annual fee in an amount equal to one percent (1%) of Magna's Pre-tax Profits before Profit Sharing (as defined in the Corporate Constitution) (less $1.15 million) for the contract period, such fee to be payable quarterly in arrears. For fiscal 2007 the annual fee was $12.2 million. In March 2008 the term of this Business Development Agreement was further extended from January 1, 2008 to December 31, 2008 for an annual fee in an amount equal to one percent (1%) of Magna's Pre-tax before Profit Sharing (as defined in the Corporate Constitution) (less $1.15 million) for the contract period, such fee to be payable quarterly in arrears. Refer to "Compensation of Executive Officers — Summary Compensation Table" above.

        Effective August 1, 1997 Magna Holding AG, an Austrian corporation and an indirect subsidiary of Magna, and Mr. Stronach entered into a Consulting Agreement under which he provides for an annual fee certain business development and other services to Magna Holding AG and, on behalf of Magna Holding AG, to its subsidiaries and affiliates in Austria. As a result of a reorganization of Magna's subsidiaries in Europe, this Consulting Agreement was assigned to Magna Europa AG effective August 1, 1998. Magna Europa AG was subsequently transformed into Magna Steyr AG & Co. KG in fiscal 2001. Following a further reorganization of Magna's subsidiaries in Europe, this Consulting Agreement was further assigned to Magna International Europe AG, an Austrian corporation and indirect subsidiary of Magna, effective January 1, 2003. This Consulting Agreement had an original term of five years ending July 31, 2002, with annual fees to be mutually agreed upon for each contract period. The term of this Consulting Agreement was subsequently extended for an additional five months from July 31, 2002 to December 31, 2002 and the original term was subsequently extended on an annual basis until December 31, 2006. In March 2007 the term of this Consulting Agreement was further extended from January 1, 2007 to December 31, 2007 for an annual fee of $2.3 million for the contract period, such fee to be payable quarterly in advance. In March 2008 the term of this Consulting Agreement was further extended from January 1, 2008 to December 31, 2008 for an annual fee of $2.3 million for the contract period, such fee to be payable quarterly in advance. Refer to "Compensation of Executive Officers — Summary Compensation Table" above.

        Effective January 1, 2004 Magna entered into a Business Services Agreement with Stronach Consulting Corp. under which Stronach Consulting Corp. provides certain services to Magna and, on behalf of Magna, to its affiliates and associates located outside of Europe, for an annual fee in an amount equal to one percent (1%) of Magna's Pre-tax Profits before Profit Sharing (as defined in the Corporate Constitution) for the contract period from January 1, 2004 to December 31, 2004. The term of this Business Services Agreement was subsequently extended until December 31, 2006. In March 2007, the term of this Business Services Agreement was extended from January 1, 2007 to December 31, 2007 for an annual fee in an amount equal to one percent (1%) of Magna's Pre-tax Profits before Profit Sharing (as defined in the Corporate Constitution), such fee to be payable quarterly in arrears. For fiscal 2007 the annual fee was $13.3 million. In March 2008, the term of this Business Services Agreement was extended from January 1, 2008 to December 31, 2008 for an annual fee in an amount equal to one percent (1%) of Magna's Pre-tax Profits before Profit Sharing (as defined in the Corporate Constitution), such fee to be payable quarterly in arrears. Refer to "Compensation of Executive Officers — Summary Compensation Table" above.

        The terms and conditions of each of the four contracts described above, including the fees paid in respect of fiscal 2007 and to be paid in respect of fiscal 2008, were reviewed by the Corporate Governance and Compensation Committee and approved by the Independent Directors as being fair and in the best interests of the Corporation. Refer to "Corporate Governance and Compensation Committee and Report on Executive Compensation — Report on Executive Compensation" above.

Purchases of Class A Subordinate Voting Shares by Non-Independent Trusts

        Two trusts (the "Trusts") make purchases of Class A Subordinate Voting Shares from time to time for transfer to the Canadian, U.S., U.K., German and Austrian equity participation and profit sharing plans, for transfer to employees in payment of bonuses or for sale or award to employees. During fiscal 2007, the Trusts borrowed up to $56 million interest-free from Magna to facilitate the purchase of Magna Class A Subordinate Voting Shares, principally for transfer to the Canadian, U.S., U.K., German and Austrian equity participation and profit sharing plans. This indebtedness was $23 million at December 31, 2007.

Purchase of Real Estate from Magna Entertainment

        During the fourth quarter of 2007, Magna entered into an agreement to purchase 225 acres of real estate located in Austria from a subsidiary of MEC for a total purchase price of $29 million. This transaction was reviewed by the Corporate Governance and Compensation Committee and subsequently approved by the Independent Directors following the review and recommendation by the Committee. This transaction is expected to close by the end of the first quarter of 2008 following satisfaction of customary closing conditions, including the obtaining of all necessary regulatory approvals.

Operating Leases with MID

        Magna and various of its subsidiaries lease land and buildings from MID under operating leases which Magna believes were effected on normal commercial terms at the time such leases were entered into. Rent and other related lease expenses paid by Magna and various of its subsidiaries to MID for fiscal 2007 were approximately $159 million. Magna expects that any future lease, construction or other arrangements with MID will be completed on arm's-length terms and conditions. Any material lease (including leases for new facilities, lease renewals and lease amendments for facility expansions), construction or other arrangements with MID are subject to review and approval by the Corporate Governance and Compensation Committee in advance of any commitments by Magna or any of its subsidiaries to MID.

Transactions Involving Basic Element, RM and Their Affiliates

        On September 20, 2007, following approval by Magna's Class A Subordinate Voting and Class B shareholders, Magna completed the court-approved Arrangement whereby RM, a wholly owned subsidiary of Basic Element, made a major strategic investment in Magna. RM is the Machinery Sector of Basic Element, and includes automobile manufacturer GAZ Group, airplane manufacturer Aviacor and train car manufacturer Abakanvagonmash. Basic Element is a diversified holding company founded in 1997 with assets in Russia, countries of the Commonwealth of Independent States, Europe, Africa, South America and Australia.

        In accordance with the Arrangement:

  •
  RM invested $1.54 billion to indirectly acquire 20 million Magna Class A Subordinate Voting Shares from treasury;

  •
  Magna purchased 217,400 Class B Shares for cancellation, representing all the outstanding Class B Shares, other than those indirectly controlled by the Stronach Trust, for $24 million and the number of votes per Class B Share was reduced from 500 votes to 300 votes; and

  •
  the Stronach Trust and the Principals combined their respective shareholdings in Magna (in the case of executive management, a portion of their shareholdings), together with the 20 million Class A Subordinate Voting Shares issued as part of the Arrangement, into M Unicar, a new Canadian holding company. At September 20, 2007, M Unicar indirectly held 100% of Magna's outstanding Class B Shares and approximately 16% of its outstanding Class A Subordinate Voting Shares collectively representing approximately 69% of the votes attached to all the Class A Subordinate Voting Shares and Class B Shares then outstanding.

        In connection with the Arrangement, RM invested $150 million for a 50% interest in an affiliate of SCo. As a result of this investment, one or more affiliates of RM will be entitled to receive, so long as RM (through a nominee) remains an investor in M Unicar, a 50% share of the net profits from the consulting and business development fees paid by Magna and its affiliates pursuant to existing consulting and business development contracts with Mr. Frank Stronach, SCo and their associates.

        Magna and various of its subsidiaries may enter into component supply, engineering, joint venture or acquisition agreements from time to time with subsidiaries or affiliates of Basic Element and RM. While no final agreements were entered into during fiscal 2007 following the completion of the RM transaction, Magna believes that any future agreements will be completed on normal commercial terms and on an arm's length basis. Any material agreement is subject to review and approval by the Corporate Governance and Compensation Committee in advance of any binding commitments by Magna or any of its subsidiaries to Basic Element, RM or their subsidiaries and affiliates.

OTHER MATTERS

Indebtedness of Directors and Executive Officers

        None of Magna's present or former directors or executive officers were indebted at any time during 2007 to Magna or its subsidiaries. None of Magna's or its subsidiaries' present or former employees were indebted at any time during 2007 to Magna or its subsidiaries in connection with the purchase of Magna's securities or securities of any of Magna's subsidiaries, excluding routine indebtedness or indebtedness that has been entirely repaid. As at the Record Date, the aggregate amount of indebtedness to Magna and its subsidiaries, incurred other than in connection with the purchase of securities of Magna or its subsidiaries was approximately $2.4 million in the case of present and former employees of Magna and its subsidiaries.

Directors' and Officers' Insurance

        Effective September 1, 2007, Magna renewed its directors' and officers' (Side A) liability insurance for a one year renewal period. This insurance provides, among other coverages, coverage of up to U.S.$270 million (in the aggregate for all claims made during the policy year) for officers and directors of Magna and its subsidiaries. This policy does not provide coverage for losses arising from the intentional breach of fiduciary responsibilities under statutory or common law or from violations of or the enforcement of pollutant laws and regulations. The aggregate premium payable in respect of the policy year September 1, 2007 to September 1, 2008 for the executive indemnification portion of this insurance policy was approximately $2.9 million.

Shareholder Proposals and Communications

        Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders to be held in calendar 2009 must be received by Magna at its principal executive offices for inclusion in its Management Information Circular/Proxy Statement on or before March 2, 2009.

Contacting the Board of Directors

        Shareholders wishing to communicate with any Independent Director may do so by contacting Magna's Lead Director through the office of the Corporate Secretary at 337 Magna Drive, Aurora, Ontario, Canada, L4G 7K1, telephone (905) 726-7072.

Approval of Circular

        The Board has approved the contents and mailing of this Circular.

Bassem A. Shakeel Secretary March 26, 2008

Magna files an Annual Information Form with the Ontario Securities Commission and a Form 40-F with the United States Securities and Exchange Commission. A copy of Magna's most recent Annual Information Form, this Circular and the Annual Report containing Magna's consolidated financial statements and MD&A, will be sent to any person upon request in writing addressed to the Secretary at Magna's principal executive offices set out in this Circular. Such copies will be sent to any shareholder without charge. Copies of Magna's disclosure documents and additional information relating to Magna may be obtained by accessing the disclosure documents available on the internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com. Financial information is provided in Magna's comparative consolidated financial statements and MD&A for fiscal 2007. For more information about Magna, visit Magna's website at www.magna.com.

APPENDIX A

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

        Magna is a public company in Canada and the United States, with Class A Subordinate Voting Shares and 6.5% Convertible Debentures listed on the Toronto Stock Exchange ("TSX") and Class A Subordinate Voting Shares listed on the New York Stock Exchange ("NYSE"). Magna is subject to regulation by the Canadian Securities Administrators ("CSA"), principally the Ontario Securities Commission ("OSC"), the United States Securities and Exchange Commission ("SEC"), the TSX and the NYSE. A discussion of Magna's corporate governance policies and practices as against the CSA's corporate governance guidelines (reflected in National Policy 58-201) follows below. Additional disclosure regarding Magna's Audit Committee, including certain disclosure required by MI 52-110F1, can be found in Magna's Annual Information Form dated March 26, 2008 which has been filed on SEDAR (www.sedar.com) and posted on the Corporate Governance section of Magna's website (www.magna.com). The Corporate Governance section of Magna's website also contains a discussion of the differences between Magna's corporate governance practices and policies and the NYSE Listing Standards (reflected in Section 303A of the NYSE Listed Company Manual).

        The following describes Magna's approach to corporate governance and reflects the structures, policies and procedures, in addition to the Corporate Constitution, which ensure that effective corporate governance practices are followed and the Board functions independently of Management.

Primary Governance Documents
Magna has a number of charters, policies and other documents which support Magna's overall system of corporate governance, all of which are available on the Corporate Governance section of its website (www.magna.com), including the following:
	•	Articles of Arrangement, which contain the Corporate Constitution discussed below;
	•	By-Laws;
	•	Board Charter;
	•	Audit Committee Charter;
	•	Corporate Governance and Compensation Committee Charter;
	•	Health and Safety and Environmental Committee Charter;
	•	Nominating Committee Charter;
	•	Code of Conduct and Ethics;
	•	Corporate Disclosure Policy; and
	•	Health, Safety & Environmental Policy.
Corporate Constitution
In 1984, Magna's shareholders adopted its Corporate Constitution, which formalized corporate governance practices that had evolved over many years. The Corporate Constitution, as well as the various governance-related policies which preceded it, reflected Magna's efforts to strike a balance among its stakeholders — employees, managers and investors — by defining their respective rights to participate in Magna's profits and growth, while at the same time subjecting Management to certain disciplines. The specific inclusion of such policies in a Corporate Constitution, which has formed part of Magna's governing charter documents (Articles) and is therefore subject to enforcement by any shareholder, was (and continues to be) unprecedented to the knowledge of Management.
The policies reflected in the Corporate Constitution include the following:
	•	A majority of the members of the Board must be individuals who are not officers or employees of Magna or any of its affiliates, nor persons related to any such officers or employees.
•
Magna shareholders are collectively entitled to annual dividend distributions which are not less than 20% of Magna's after-tax profits on average over a rolling three fiscal year basis and not less than 10% of Magna's after-tax profits with respect to each fiscal year (the "Dividend Policy").

•
Magna Class A Subordinate Voting shareholders may directly elect two directors if Magna fails to achieve a 4% return on capital on average over a rolling two fiscal year basis, or the dividends required under the Dividend Policy are not distributed.
•
Magna Class A Subordinate Voting and Class B shareholders, with each class voting separately, will have the right to approve any investment by Magna in an unrelated business in the event such investment together with all other investments in unrelated businesses exceeds 20% of Magna's equity (the "Investment Policy").
•
Certain specific distributions of pre-tax profits relating to employee profit participation (10%), to the support of social objectives (maximum 2%) and to research and development (minimum 7%) are required (the "Distribution Policy").
•
The aggregate incentive bonuses paid or payable to Corporate Management in respect of any fiscal year shall not exceed 6% of Magna's Pre-tax Profits before Profit Sharing (refer to "Corporate Governance and Compensation Committee and Report on Executive Compensation — Report on Executive Compensation" in the Circular).

Of particular note is the restriction on incentive bonuses for Corporate Management. As discussed under the Corporate Governance and Compensation Committee Report, Magna's policy is to compensate Corporate Management with a base salary (which is lower than comparable industry standards) and an annual incentive bonus based on direct profit participation. Due to the variable nature of profit participation, incentive bonus compensation is generally reduced in cyclical or other down periods where profits are also reduced. As a result, Corporate Management has an incentive to emphasize consistent growth in profitability over the medium- to long-term to ensure stable levels of annual compensation.

The policies reflected in the Corporate Constitution represent another aspect of Magna's unique, entrepreneurial corporate culture, in addition to the operational and compensation philosophies described in the Corporate Governance and Compensation Committee's Report on Executive Compensation (refer to "Report on Executive Compensation" above) as well as the Employee Charter of Rights.
Board Mandate
The Board operates pursuant to applicable law, under which the Board is charged with the responsibility of managing or supervising the management of the business and affairs of Magna. In doing so, directors are required to act honestly and in good faith with a view to the best interests of Magna and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

In addition, the Board is also subject to the provisions of Magna's Board Charter, which serves to clarify the Board's role and responsibilities and sets out requirements relating to its size, composition and independence, the administration of the Board, committee structure, and oversight responsibilities concerning the compensation and evaluation of Management. The Board Charter assigns the Board principal responsibility for the following items:

Satisfying Itself as to the Integrity of Management — the Board discharges this responsibility through the appointment of Magna's Chief Executive Officers and other members of Corporate Management. Additionally, the Board previously adopted and the Corporate Governance and Compensation Committee oversees, the Code of Conduct and Ethics, which applies equally to Corporate Management, all other employees, as well as the Board. Breaches of the Code are reported to the Audit Committee, which maintains oversight responsibility for the handling of reported breaches. Both Committees are comprised entirely of Independent Directors.

Adoption of a Strategic Planning Process — prior to the commencement of, or in the first month of, each fiscal year, the Board participates in two meetings with Management. At the first meeting, specific product strategies and three-year business plans are presented by members of Management. This meeting is followed by a second meeting devoted solely to strategic planning in which future trends and risks over a three to ten year horizon are jointly identified. Capital expenditure projections for the following fiscal year are reviewed and a budget approved at the conclusion of the strategic planning meeting. Updates on industry trends, product strategies, new product developments, major new business, capital expenditures and specific problem areas/action plans are presented by Management and discussed as part of a management report at each regular quarterly Board meeting.

Identification and Management of Principal Risks — By means of both the annual strategy meeting and annual business plan meeting as well as quarterly updates by Management, the Board identifies and reviews with Management the principal business risks and receives reports of Management's assessment of and proposed responses to those risks as they develop in order to ensure that these risks are being appropriately managed. Additionally, both the Audit Committee and the Health and Safety and Environmental Committee play a role in identifying and implementing monitoring and other systems to deal with the risks which fall within their respective mandates. A discussion of some of the principal business risks Magna currently faces, as well as Magna's efforts to mitigate these risks, is contained in the "Industry Trends and Risks" section of Magna's MD&A contained in its Annual Report to Shareholders for the year ended December 31, 2007, as well as the Risk Factors section of Magna's Annual Information Form dated March 26, 2008.

Succession Planning and Appointment; Training and Monitoring of Executive Management — Magna's long-established policy of profit-based incentive compensation has continued to be implemented by the Corporate Governance and Compensation Committee at the corporate level in order to attract, retain and motivate skilled and entrepreneurial management and employees and to ensure that their level of compensation bears a direct relationship to management performance (as measured by profitability). Through its review of all officer appointments, particularly that of the Chief Executive Officers, the Board and the Corporate Governance and Compensation Committee are involved in management succession and manpower planning issues. The Chief Executive Officers also review management succession and development with the Corporate Governance and Compensation Committee as part of the annual Committee review process. While the responsibility for direct training has traditionally been left to Management, the Board satisfies itself that the necessary levels of skill and experience exist when reviewing and making appointments.

Maintenance of an Effective Communications Policy with Magna's Stakeholders — The Board has ensured that a program is in place to effectively communicate with Magna's stakeholders, including shareholders, employees and the general public. This program includes Magna's Corporate Disclosure Policy, pursuant to which Magna has designated certain authorized spokespersons to communicate with the public on its behalf, and a Corporate Disclosure Committee which reviews all material public disclosures. A copy of this Corporate Disclosure Policy is available on Magna's website (www.magna.com). Under this policy, Magna's investor relations personnel are responsible for responding to all shareholder and analyst communications and for the operation of its investor communications program. This program includes quarterly open conference calls/webcasts to present the financial results for each quarter and the complete fiscal year. Presentations are made at each Annual Shareholders Meeting which explain Magna's business results for the prior fiscal year and business objectives and strategies for the future. Management reports quarterly to the Board on the financial markets and major shareholder activity. The Board reviews and approves all material investor communications, including press releases involving the dissemination of quarterly financial information and all material regulatory disclosure documents. The Board and Management also place great emphasis on Magna's employee communications program, which is administered by Magna's Human Resources Department, particularly the management of its unique Employee Charter. This program includes regular employee communications meetings, the publication of a newsletter (Magna People) and an employee annual report as well as the maintenance of an employee Hotline, the Good Business Line, divisional employee advocates and divisional fairness committees to directly address individual employee concerns.

Ensuring that Effective Systems Are in Place to Monitor the Integrity of Internal Control and Management Information Systems — The Board, through the Audit Committee (which oversees the activities of Magna's Internal Audit Department) and Health and Safety and Environmental Committee, assumes responsibility for ensuring that effective systems are in place to monitor the integrity of Magna's internal control and management information systems in their delegated areas. Both the Audit Committee and Health and Safety and Environmental Committee meet at least quarterly. In addition to its regular audits of Magna's divisions, the Internal Audit Department has reviewed and tested Magna's internal controls in connection with Management's certification of internal controls for purposes of MI 52-109 and Section 404 of the Sarbanes-Oxley Act. The Audit Committee receives updates on and reviews the status of Magna's internal controls over financial reporting at each Committee meeting.

Developing Magna's System of, and Overall Approach to, Corporate Governance — The Board has developed Magna's system of and approach to corporate governance, as reflected in the Board Charter and the various Committee Charters, and it monitors and implements necessary changes based on the recommendations of the Corporate Governance and Compensation Committee.

The Board Charter also identifies specific matters which the Board is responsible for approving. These matters are in addition to any matters the Board is specifically required to approve under applicable law and include:
•	interim and annual financial statements;
•	strategic plans, business plans and capital expenditure budgets;
•	raising of debt or equity capital and other major financial activities;
•	hiring, compensation and succession for Chief Executive Officers and other members of Corporate Management;
•	major organizational restructurings;
•	material acquisitions and divestitures; and
•	major corporate policies.
The Board Charter is reviewed annually by the Corporate Governance and Compensation Committee, which recommends to the Board any changes the Committee believes is advisable.

Board Composition	The Board currently consists of 13 directors, 9 of whom (or 69%) are independent, including the Lead Director, Mr. Harris.

Current Members	Independent	Non-Independent

Michael D. Harris	✓

Lady Barbara Judge	✓

Louis E. Lataif	✓

Klaus Mangold	✓

Donald Resnick	✓

Franz Vranitzky	✓

Gregory C. Wilkins	✓

James D. Wolfensohn	✓

Lawrence D. Worrall	✓

Belinda Stronach		x

Frank Stronach		x

Donald J. Walker		x

Siegfried Wolf		x

The Corporate Governance and Compensation Committee has been delegated the responsibility of reviewing Director independence and making recommendations to the Board with respect to each Director's independence, following which the Board makes a determination of each Director's independence. Information collected from Directors through questionnaires and other sources provides the information required to determine the nature and extent of each Director's relationships, if any, with Magna and its controlling shareholder. The definition of independence contained in the CSA's National Instrument 58-101, National Policy 58-201 and Multilateral Instrument 52-110 is applied to the specific circumstances of each Director to determine his or her independence. This definition looks to the existence of a material relationship between the Director and Magna in order to determine whether the Director is able to exercise independent judgment. The definition of independence utilized by NYSE is also applied.
In determining the independence of the nine Independent Directors, the Board considered the following:
•
Mr. Harris is a consultant and advisor to a law firm which provides some minor legal services to Magna from time to time. In 2007, Magna paid less than $2,500 to such firm. Accordingly, the Board has determined Mr. Harris to be independent on the basis that the services provided by such law firm are not material to either Magna or the law firm.
•
Mr. Mangold was formerly a member of the Board of Management of one of Magna's largest customers, DaimlerChrysler AG (now Daimler AG), until December 2003 and currently provides consulting services to Daimler. The Board believes that Dr. Mangold's past and present relationship with Daimler is beneficial for Magna because of the industry experience, insight and contacts gained and has determined that this relationship will not interfere with his independent judgment.

Mr. Mangold also serves as a director of The Chubb Corporation (since 2001), which provides three layers of excess insurance coverage purchased by Magna. Magna's relationship with Chubb was established on a competitive basis and the amount paid to Chubb in insurance premiums is not material to either Magna or Chubb. Furthermore, Mr. Mangold intends to abstain from voting on any matters involving Chubb in the future. Accordingly, the Board has determined Mr. Mangold to be independent.

•
Mr. Wolfensohn is chairman of Wolfensohn & Company, LLC, a private investment firm and advisor to corporations and governments. Wolfensohn & Company, LLC provides consulting services to Basic Element, however, the Board has determined that this relationship will not interfere with Mr. Wolfensohn's independent judgment or his independence from Magna Management. Mr. Wolfensohn has declared his interest in relation to matters involving Basic Element and its affiliates, including RM, has abstained from voting on any matters involving Basic Element and its affiliates and intends to continue to do so on such matters arising in the future.

Mr. Wolfensohn is Chairman of Citigroup's International Advisory Board (since 2006). Citibank, a member of Citigroup, has been the co-lead bank in Magna's banking syndicate (since 2005) and also provides routine banking and treasury services for Magna and its subsidiaries in certain countries. Magna's lending relationship with Citibank was established on a competitive basis, was approved by Magna's Board and predates both Mr. Wolfensohn's tenure on the Magna Board and on Citigroup's International Advisory Board. Additionally, the fees paid by Magna to Citibank are not material to either Magna or Citibank. Furthermore, Mr. Wolfensohn intends to abstain from voting on any matters involving Citibank or any other member of Citigroup in the future. Accordingly, the Board has determined Mr. Wolfensohn to be independent.
•
Mr. Worrall was formerly employed (until June 2000) by General Motors, Magna's largest customer, however, the Board believes that such past relationship is beneficial for Magna due to the industry experience, insight and contacts gained. Mr. Worrall served as an independent director and Chair of the Audit Committee of Intier Automotive Inc., one of Magna's former "spinco" public subsidiaries until April 3, 2005. The Board believes that Mr. Worrall's service as an independent director on Intier's Board and his former relationship with General Motors are beneficial for Magna and do not affect Mr. Worrall's independence.
	•	Lady Judge and Messrs. Lataif, Resnick, Vranitzky and Wilkins do not have relationships with Magna, other than as directors, or with its controlling shareholders.

Each of Messrs. Walker and Wolf are considered to be non-independent since they hold executive management positions with Magna and are indirect shareholders and directors of M Unicar. Mr. Stronach is considered to be non-independent since he is an associate of Stronach & Co. and Stronach Consulting Corp., firms which provide consulting services to certain Magna affiliates, and a trustee and a member of the class of potential beneficiaries of the Stronach Trust, which indirectly owns shares of M Unicar representing approximately 53% of the voting power of M Unicar, Magna's controlling shareholder. Ms. Stronach is considered to be non-independent since she holds an executive management position with Magna and is a trustee and member of the potential class of beneficiaries of the Stronach Trust.

From time to time, a Director may have a conflict of interest with respect to a matter being decided by the Board. In such instances, the conflicted Director is required to declare his interest and abstain from voting on the matter before the Board. In instances where a Director may be involved in a material transaction with Magna, securities rules and regulations relating to related party transactions (including such things as the formation of a special committee comprised solely of Independent Directors, obtaining a formal valuation, circulation of a proxy circular and the holding of a special meeting and obtaining minority shareholder approval) are complied with as applicable.
Board Chair and Lead Director
Magna's Chairman, Frank Stronach, is considered an associate of Magna as a result of his relationship with the Stronach Trust. In order to ensure that the Board successfully carried out its duties, the Board first appointed a Lead Director in 1996, and Mr. Harris was appointed Lead Director in 2007 following the retirement from the Board of Mr. Lumley, Magna's prior Lead Director. In his capacity as Lead Director, Mr. Harris' duties include representing Magna's Independent Directors in discussions with senior Management on corporate governance issues and other matters, assisting in ensuring that the Board functions independently of Management and performing such other duties and responsibilities as are delegated by the Board from time to time.

Board and Director Meetings
The Board acts through regularly scheduled meetings which are held on a quarterly basis, with additional meetings scheduled as required and separate planning and corporate strategy meetings held annually. The Board met ten (10) times in 2007 with additional communication between senior Management and the Board between meetings on an informal basis and through Committee meetings. For Director attendance records, please refer to the section above titled "Business of the Annual Meeting — Board of Directors".
The Independent Directors met separately at five (5) meetings of the Board in 2007.
Board Committees
Magna has four standing Board Committees — the Audit Committee, the Corporate Governance and Compensation Committee, the Health and Safety and Environmental Committee and the Nominating Committee. Each standing Committee operates pursuant to Magna's by-laws and a written charter, the full text of which is available on the Corporate Governance section of Magna's website (www.magna.com).
From time to time, the Board has established special committees composed entirely of Independent Directors to review and make recommendations on specific matters.
Audit Committee
The Audit Committee met six (6) times during fiscal 2007.
Purpose
The purpose of the Audit Committee is to provide assistance to the Board in fulfilling its oversight responsibilities to Magna shareholders with respect to:
• the integrity of Magna's financial statements and the financial reporting process;
• Magna's compliance with legal and regulatory requirements;
• the qualifications and independence of Magna's independent Auditor;
• the performance of Magna's Internal Audit Department as well as the independent Auditor; and
• the preparation of the Audit Committee Report in Magna's proxy circulars, including the Audit Committee Report contained in this Circular.

In fulfilling its purpose, the Committee has the responsibility of maintaining free and open communication between the Board, the independent Auditor, the internal auditors and Management and monitoring their performance, recognizing that the independent Auditor is ultimately responsible to the Audit Committee, the Board and Magna's shareholders.
Composition

The Audit Committee Charter mandates a committee composed of between three (3) and five (5) independent directors, each of whom is "financially literate" and at least one of whom is a "financial expert" (as such terms are defined under applicable law). No member of the Audit Committee may serve as a member of the audit committees of more than three other boards of directors of other public companies. Magna's Audit Committee fully complies with these requirements.

Current Members	Independent	Financially Literate	Financial Expert	Serves on less than 3 other Audit Committees

Donald Resnick (Chairman)	✓	✓	✓	✓

Louis E. Lataif	✓	✓		✓

Lawrence D. Worrall	✓	✓	✓	✓

Each member had 100% attendance at Audit Committee meetings during 2007.
All of the Independent Directors have a standing invitation to attend any meeting of the Audit Committee.
Role of Chairman

The Chairman of the Audit Committee generally provides leadership to enhance the effectiveness of the Audit Committee and act as the liaison between it and the Board. The Chairman also manages the Audit Committee's activities and meetings, including by establishing a meeting schedule for each year, managing any outside legal or other experts retained by the Audit Committee and managing the process of reporting to the Board on its activities.
Access to Information, Advisors
In performing their duties and responsibilities, the members of the Audit Committee have full access to and the right to discuss any matters relating to such duties with any or all of:
• Management;
• any employee of Magna;
• internal audit department staff;
• the independent Auditor; and
• any of Magna's advisors.

Additionally, the Audit Committee has the authority to retain outside financial, legal and other experts (at Magna's expense) as it deems reasonably necessary to assist and advise it in carrying out its duties and responsibilities.
Other

The Audit Committee has established and maintains a process for the review and pre-approval of all services and related fees to be paid to the independent Auditor, pursuant to which the Audit Committee pre-approved fees for fiscal 2007 and 2008.
Charter Review

The Audit Committee annually reviews and reassesses the adequacy of its Charter, including most recently in March 2008. No revisions were made to the Audit Committee Charter in 2007 or to date in 2008.
Corporate Governance and Compensation Committee ("CGCC")
The CGCC met seventeen (17) times during 2007.
Purpose
Pursuant to the CGCC Charter, the CGCC is responsible for:
• developing Magna's overall system of corporate governance;

•	monitoring compliance with applicable corporate governance requirements;
•	assessing the Board's effectiveness in governance matters;
•	generally making recommendations to the Board with respect to corporate governance;
•	reviewing and making recommendations to the Board with respect to compensation for Corporate Management, as well as incentive and equity compensation generally;
•	administering certain aspects of Magna's stock option plan and pension plan; and
•	making recommendations to Management with respect to management succession planning.
Composition

The CGCC Charter mandates a committee composed of between three (3) and five (5) directors, none of whom are employees of Magna and a majority of whom are independent. Magna's CGCC fully complies with these requirements.

Current Members	Independent

Michael D. Harris (Chairman)	✓

Klaus Mangold	✓

Donald Resnick	✓

Messrs. Harris and Resnick had 100% attendance and Mr. Mangold had 88% attendance at CGCC meetings during 2007. There are no Board or Committee interlocks involving members of the CGCC.
All of the Independent Directors have a standing invitation to attend any meeting of the CGCC.
Role of Chairman

The Chairman of the CGCC generally provides leadership to enhance the effectiveness of the CGCC and act as the liaison between it and the Board as well as between the CGCC and Corporate Management. The Chairman also manages the CGCC's activities and meetings, manages any outside legal or other advisors retained by the CGCC and manages the process of reporting to the Board on the CGCC's activities and related recommendations.
Access to Advisors

The CGCC has the authority to retain outside compensation, legal and/or other advisors (at Magna's expense) as it deems reasonably necessary to assist and advise it in carrying out its duties and responsibilities.
Charter Review
The CGCC annually reviews and reassesses the adequacy of its charter, including most recently in March 2008. No revisions were made to the CGCC Charter in 2007 or to date in 2008.
Health and Safety and Environmental Committee ("HSEC")
The HSEC met four (4) times during 2007.
Purpose
Pursuant to the HSEC Charter, the HSEC is responsible for:
•
ensuring that health, safety and environmental policies, procedures and programs are developed and implemented and the principles set forth in Magna's Employee's Charter and Health and Safety and Environmental Policy are met;

•
assisting the Board and Management in respect of the review of compliance by Magna and its subsidiaries with health, safety and environmental laws and regulations, as well as internal policies, procedures and programs established by Magna; and
• ensuring that a proper system is in place to conduct and to review environmental and health and safety audits and assessments.

The HSEC works directly with Magna's environmental and human resources management teams to ensure that management systems are in place to minimize environmental, health and safety risks and to ensure the existence of appropriate controls in such areas. The HSEC reports to the Board as material matters arise, but not less than annually.
Composition
The HSEC Charter mandates a committee composed of between two (2) and five (5) directors. Magna's HSEC fully complies with this requirement.

Current Members	Independent

Donald Resnick (Chairman)	✓

Lawrence Worrall	✓

Each member had 100% attendance at HSEC meetings during 2007.
All of the Directors have a standing invitation to attend any meeting of the HSEC.
Access to Advisors
The HSEC has the authority to retain outside legal and/or other advisors (at Magna's expense) as it deems reasonably necessary to assist and advise it in carrying out its duties and responsibilities.
Charter Review

The HSEC annually reviews Magna's Health and Safety and Environmental Policy and recommends changes to such policy, if any, to the Board. On February 26, 2007, the Board approved the Health and Safety and Environmental Committee Charter. The HSEC is required to annually review and reassess the adequacy of its Charter, which it most recently did in March 2008. No revisions were made to the Charter as a result of this review.
Nominating Committee
The Nominating Committee met two (2) times in 2007.
Purpose

Subject to the Board representation rights of the Stronach Trust and RM, the Nominating Committee assists the Board in ensuring it is appropriately constituted in order to meet its fiduciary obligations, including by reviewing the mix of skills, characteristics and expertise represented by current Board members.

Composition
The Nominating Committee Charter mandates a committee composed of between two (2) and five (5) directors. Magna's Nominating Committee fully complies with this requirement.

Current Members	Independent

Frank Stronach (Chairman)	x

Michael D. Harris	✓

Klaus Mangold	✓

Each member had 100% attendance at Nominating Committee meetings during 2007, except for Mr. Harris who was appointed to the Nominating Committee after Magna's 2007 shareholder meeting had been held.
Access to Advisors

The Nominating Committee has the authority to retain outside legal and/or other advisors (at Magna's expense) as it deems reasonably necessary to assist and advise it in carrying out its duties and responsibilities.
Charter Review

On March 23, 2007, the Board approved the Nominating Committee Charter. The Nominating Committee is required to annually review and reassess the adequacy of its Charter, which it most recently did in March 2008. No revisions were made to the Charter as a result of this review.
Position Descriptions
The Board currently does not have separate written position descriptions for the Lead Director, the Chairman of the Board or the Chairmen of the Board's Committees; however, the Audit Committee Charter and the CGCC Charter each contain a section outlining the role of the Chair of such Committee. The role of each of the Lead Director and Chairman of the Board is delineated in part through the Board Charter, which contains a description of the role of the Lead Director, and the various Committee Charters or authorizing resolutions. Additionally, there is a clear understanding of the roles and responsibilities among the Lead Director, the Chairman of the Board, the Chairmen of the Board Committees and Management, based on historical practice and legal precedent.

The Board has not developed formal position descriptions for the Chief Executive Officers, however, there is a clear understanding between Management and the Board through historical Board practice and accepted legal practice that all transactions or other matters of a material nature must be presented by Management for approval by the Board. Additionally, as previously indicated, the Board has also adopted a Board Charter setting forth specific items which require Board approval.
Orientation and Continuing Education
Magna ensures that new Board recruits are provided with a basic understanding of Magna's business, as well as its Board and Committee structure, to assist them in contributing effectively from the commencement of their election by shareholders or appointment by the Board, as applicable. This includes an orientation manual as well as the opportunity for each new member to meet with senior Management and operational personnel and to visit manufacturing and other facilities. Following their election or appointment to the Board, Board members accept standing invitations to visit operational facilities and engage in discussions with individual corporate or operational managers. In addition, Board members are encouraged to participate in programs provided by the Institute of Corporate Directors (ICD) and others as well as to participate in educational programs provided by the ICD and attend the ICD Corporate Governance College at the University of Toronto or the equivalent program at McMaster University. Mr. Resnick has participated in ICD and other "audit" related programs and Mr. Harris has completed the ICD Corporate Governance College program under Magna's sponsorship.

Ethical Business Conduct	Magna has adopted a Code of Conduct and Ethics ("Code"), a copy of which is available on the Corporate Governance section of Magna's website. The Code addresses a number of issues, including:
	•	employment practices and workers' rights;
	•	compliance with law;
	•	conducting business with integrity, fairness and respect;
	•	fair dealings with customers and suppliers;
	•	accurate financial reporting;
	•	the conduct of senior financial officers;
	•	improper securities trading;
	•	public disclosures of material information;
	•	compliance with antitrust and competition laws;
	•	environmental responsibility and occupational health and safety;
	•	conflicts of interest;
	•	protection of employees' personal information and protection by employees' of Magna's confidential information; and
	•	observance of Magna's corporate policies.

The Code applies equally to all of Magna's directors, officers and employees. Any director or executive officer who requires a waiver from any provision of the Code must obtain it in advance from the CGCC, and any waiver granted to a director or executive officer will be publicly disclosed as required by applicable law. Any employee (other than an executive officer) who requires a waiver from any provision of the Code must obtain it from Magna's General Counsel, Corporate Secretary or senior human resources officer. To date, no waivers have been sought or granted in respect of the Code.

Magna has also adopted a whistleblowing hotline, referred to as the Good Business Line. The Good Business Line is accessible by stakeholders (including employees, customers, suppliers and others) for the reporting of accounting irregularities, fraud, bribery, kickbacks, insider trading, violations of the Code and other similar matters. Magna's Audit Committee maintains oversight of the Good Business Line with complaints submitted through it being investigated by the Internal Audit Department.

The Code is reviewed annually by the CGCC and compliance with the Code is monitored by such Committee. Over the years, Magna has implemented a number of mechanisms which could serve to bring breaches or potential breaches of the Code to the attention of Management, including the Employee Hotline, Good Business Line, Fairness Committees and Employee Advocates. To the extent that any breaches of the Code are identified, Management is required to inform the CGCC.
Nomination of Directors
One of the standing committees of the Board is the Nominating Committee, which is comprised of a majority of Independent Directors, including the Lead Director. Subject to the Board representation rights of the Stronach Trust and RM, the Nominating Committee assists the Board in ensuring it is appropriately constituted in order to meet its fiduciary obligations, including by reviewing the mix of skills, characteristics and expertise represented by current Board members.
Compensation
The Independent Directors are currently paid certain annual retainer, per meeting and other fees referred to under "Board and Board Compensation — Board Compensation" in this Circular. In addition, Independent Directors are entitled to receive a grant of options in respect of 5,000 Class A Subordinate Voting Shares upon appointment or election to the Board. The form and adequacy of these compensation levels are reviewed every two years relative to comparator companies of similar size and global presence, both within and outside the automotive industry, in order to determine the appropriate level of compensation which realistically reflects the responsibilities and risks involved in serving as a Board member. These fees were last revised effective January 1, 2008.

Assessments	All of Magna's Directors are annually sent board effectiveness questionnaires which include items assessing:
	•	the Board's role and responsibilities;
	•	Board organization and operations;
	•	Board effectiveness; and
	•	each of the Board's Committees.

Included in the questionnaires are self-assessment questions relating to Directors' performance on the Board and, where applicable, on Board Committees. These questionnaires are summarized, with the summary results presented to the CGCC and the Board as a whole. In addition, each Director's questionnaire and the summary results are reviewed with him by the Lead Director. Feedback from the questionnaires is returned to the Lead Director and the CGCC so that it can determine how to address any issues identified.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS
MANAGEMENT INFORMATION CIRCULAR/PROXY STATEMENT
SHARES, VOTES AND PRINCIPAL SHAREHOLDERS
HOW TO VOTE YOUR SHARES
BUSINESS OF THE ANNUAL MEETING
BOARD AND BOARD COMPENSATION
AUDIT COMMITTEE AND AUDIT COMMITTEE REPORT
COMPENSATION OF EXECUTIVE OFFICERS
CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE AND REPORT ON EXECUTIVE COMPENSATION
CORPORATE GOVERNANCE PRACTICES
SHARE PERFORMANCE GRAPH
INTERESTS OF MANAGEMENT AND OTHER INSIDERS IN CERTAIN TRANSACTIONS
OTHER MATTERS
APPENDIX A STATEMENT OF CORPORATE GOVERNANCE PRACTICES